UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

TECH DATA CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 1, 2006

To our Shareholders:

On behalf of the Board of Directors and management, you are cordially invited to attend the Tech Data Corporation Annual Meeting of Shareholders to be held on Tuesday, June 6, 2006, at 4:00 p.m. Eastern Daylight Time at our Corporate Headquarters located at 5350 Tech Data Drive, Clearwater, Florida.

The notice of the Annual Meeting of Shareholders and proxy materials accompanying this letter describe the specific business to be acted upon.

In addition to the proposals presented to shareholders, we will report on the progress of the Company and provide you an opportunity to address questions to members of the Company’s management. If you are unable to attend the meeting, you may listen to the meeting by web cast that will be available on the Investor Relations area of the Company’s website at http://www.techdata.com. An archive replay will also be available for a period of 30 days following the meeting.

Your vote is very important. Whether or not you plan to attend the meeting in person, please ensure you take the time to cast your vote. You may vote over the Internet, by telephone or by mail and in doing so, you will ensure your representation at the annual meeting, regardless of your attendance in person.

Thank you for your continued support of Tech Data Corporation.

Sincerely,

Steven A. Raymund Chairman of the Board of Directors and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	Tuesday, June 6, 2006
Time:	4:00 p.m. Eastern Daylight Time
Place:	Tech Data Corporation
Corporate Headquarters – Building A
5350 Tech Data Drive
Clearwater, Florida 33760

To the Shareholders of Tech Data Corporation:

Notice is hereby given that the Annual Meeting of Shareholders (“Annual Meeting”) will be held on Tuesday, June 6, 2006, at 4:00 p.m. Eastern Daylight Time, at 5350 Tech Data Drive, Clearwater, FL 33760 for the following purposes:

1.	To elect two directors, the names of whom are set forth in the accompanying Proxy Statement, to serve until the 2009 Annual Meeting.

2.	To approve a proposal to amend the 2000 Equity Incentive Plan of Tech Data Corporation to increase the number of shares available for grant and the limits applicable to grants of restricted stock or restricted stock units, and of performance grants.

3.	To transact such other business that may properly come before the Annual Meeting or any other adjournment thereof.

Shareholders of record at the close of business on April 10, 2006, are the only shareholders entitled to notice of and to vote at the Annual Meeting.

By order of the Board of Directors,

David R. Vetter
Senior Vice President, General Counsel
and Secretary

IMPORTANT

Whether you expect to attend the meeting or not, please vote, sign, date, and return the enclosed proxy in the enclosed self-addressed envelope within the timelines stated herein. If you attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy. See the enclosed proxy for further information.

May 1, 2006

TECH DATA CORPORATION

2006 PROXY STATEMENT

TECH DATA CORPORATION

5350 Tech Data Drive

Clearwater, Florida 33760

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of Tech Data Corporation (the “Company” or “Tech Data”) for the Annual Meeting of Shareholders (“Annual Meeting”) to be held on Tuesday, June 6, 2006, at 4:00 p.m. Eastern Daylight Time, or any adjournment thereof. Your vote at the Annual Meeting is important to us. The proxy materials of the Company were mailed to shareholders on or about May 1, 2006.

GENERAL INFORMATION

Who can vote?

You can vote your shares if our records show that you owned the shares on April 10, 2006. Each outstanding share of common stock is entitled to one vote. There were 55,589,044 outstanding shares of common stock entitled to vote as of April 10, 2006.

How do I vote?

You may vote in person at the Annual Meeting or you may vote by proxy. You may vote by proxy even if you plan to attend the Annual Meeting. Please note that listening to the Annual Meeting via the web cast does not constitute attendance and you will not be permitted to cast your vote through the web cast.

The process of voting by proxy differs slightly based on how your share ownership is recorded. Your share ownership is recorded in one of three ways: direct ownership recorded by the stock transfer agent for the Company, Mellon Investor Services LLC; beneficial ownership recorded through a brokerage or bank account; or beneficial ownership recorded by the Tech Data Corporation 401(k) Savings Plan Trustee (“401(k) Plan Trustee”).

If your ownership is recorded directly, you will receive a proxy card. If your share ownership is beneficial, your broker, bank and/or the 401(k) Plan Trustee will issue you a voting instruction form either via mail or electronically. You will use the supplied form to instruct your broker, bank, or the 401(k) Plan Trustee how to vote your shares and they must follow your voting instructions.

If you receive a voting instruction form from your broker, bank or the 401(k) Plan Trustee, you may vote those shares via the Internet at the web site shown on the voting form, telephonically by calling the telephone number shown on the voting form, or by mail.

Votes submitted via the Internet or by telephone must be received by 11:59 p.m. Eastern Daylight Time on June 5, 2006. Votes submitted to the 401(k) Plan Trustee must be received by June 1, 2006. Once you have voted, you may change or revoke your vote at any time before it is exercised by: (i) entering a new vote via the Internet (if permitted) or by telephone prior to 11:59 p.m. EDT on June 5, 2006, (ii) returning a written revocation or a later–dated proxy card, or (iii) voting in person at the Annual Meeting. However, if your shares are held through a bank, broker or the 401(k) Savings Plan and you wish to vote those shares in person at the Annual Meeting, you must, in advance of the Annual Meeting, obtain a legal proxy from your bank, broker or the 401(k) Plan Trustee. Please contact your bank, broker or the 401(k) Plan Trustee for further information.

What will be voted on at the meeting?

The business to be voted on at this year’s Annual Meeting is to elect two directors to serve for terms of three years, all to serve until their successors are duly qualified and elected. The biographies of all directors, including the nominated directors, are provided herein. In addition, you will be asked to vote on a proposal to amend the Amended and Restated 2000 Equity Incentive Plan of Tech Data Corporation (the “2000 Equity Incentive Plan”).

How are votes counted?

For determining a quorum—A quorum must be present for the transaction of business. A quorum is present if the holders of a majority of the outstanding shares of common stock entitled to vote are present in person or represented by proxy. Your broker is not entitled to vote on a proposal unless your broker receives instructions from you. Even if your broker does not vote your shares on a proposal, such broker non-votes will count as shares present for purposes of determining the presence or absence of a quorum for the transaction of business. Similarly, abstentions are also counted for determining if a quorum is present.

To elect two directors—Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election. Shares represented by proxies will be voted in accordance with the specifications marked thereon, and, if no specification is made, will be voted “for” all nominees. If you indicate “withhold authority to vote” for a particular nominee on your proxy card, your vote will not count either “for” or “against” the nominee. A broker non-vote will also have no effect on the outcome because only a plurality of votes actually cast is required to elect a director.

To approve a proposal to amend the 2000 Equity Incentive Plan—An affirmative vote of a majority of the shares present in person or by proxy is required to approve the amendment. Shares represented by proxies will be voted in accordance with the specifications marked thereon, and, if no specification is made, will be voted “for” adoption of the proposed amendment to the 2000 Equity Incentive Plan. Shares represented by proxies that are marked “abstain” will have the effect of a vote against the amendment. A broker non-vote will not have the effect of a vote against the amendment, because broker non-votes are considered “not entitled to vote” on this proposal.

What if other matters come up at the meeting?

The matters described in this Proxy Statement are the only matters we know will be voted on at the Annual Meeting. Any other matters properly presented at the meeting will be voted on by the proxy holders in their discretion.

PROPOSALS FOR SHAREHOLDER ACTION

PROPOSAL 1

TO ELECT TWO DIRECTORS TO SERVE UNTIL THE 2009 ANNUAL MEETING

Pursuant to the Company’s Amended and Restated Articles of Incorporation, the Board of Directors is divided into three classes, each class with a term that expires alternately over a three-year period. Two directors are to be elected at this Annual Meeting to hold office for a term of three years expiring at the 2009 Annual Meeting, all to hold office until their successors shall have been elected and qualified. In the event any nominee is unable to serve, the persons designated as proxies may cast votes for other persons as substitute nominees. The Board of Directors has no reason to believe that any of the nominees named below will be unavailable, or if elected, will decline to serve.

NOMINEES FOR DIRECTOR – TERM TO EXPIRE AT 2009 ANNUAL MEETING:

Nominee	Age*	Principal Occupation and Other Information
Kathy Misunas(1)(3)	55	Kathy Misunas, a director since 2000, is Principal, Essential Ideas (a business advisory service), a company she founded in 2001. She was Chief Executive Officer of AirTreks, Inc. (a travel arrangement business specializing in multi-continent trips) from July 2001 through September 2001. Ms. Misunas was Chief Executive Officer and President of brandwise LLC (an e-commerce comparison shopping/purchasing portal) from January 1999 through June 2000. Ms. Misunas was employed by Reed Elsevier PLC (a global publishing company) from 1996 to 1998 serving as Chief Executive Officer of Reed Travel Group business unit in 1997 and 1998. From 1973 to 1995, Ms. Misunas was employed by AMR Corporation (a major airline company) serving as President and Chief Executive Officer of the SABRE Group (a division of AMR Corporation) from 1993 to 1995. Ms. Misunas attended Moravian College and American University.
Steven A. Raymund	50	Steven A. Raymund, a director since 1986, has been employed by the Company since 1981. He has served as Chief Executive Officer since January 1986 and as Chairman of the Board since April 1991. In January 1996, Mr. Raymund became a Director of Jabil Circuit, Inc. (a provider of electronic manufacturing services). In January 2006, Mr. Raymund became a Director of WESCO Distribution, Inc. (a distributor of electrical construction products and industrial maintenance, repair and operating supplies). He has a B.S. degree in Economics from the University of Oregon and a master’s degree from the Georgetown University School of Foreign Service.

*	Age as of Annual Meeting
(1)	Member of the Compensation Committee.
(2)	Member of the Audit Committee.
(3)	Member of the Governance and Nominating Committee.

The Board of Directors unanimously voted “FOR” the nomination of the above nominees.

DIRECTORS CONTINUING IN OFFICE—TERMS TO EXPIRE AT 2008 ANNUAL MEETING:

Name	Age*	Principal Occupation and Other Information
James M. Cracchiolo(1)	48	James M. Cracchiolo, a director since 1999, is Chairman and Chief Executive Officer of Ameriprise Financial, Inc. and Chairman, Threadneedle Asset Management Holdings Ltd. Until October 2005, Mr. Cracchiolo was Group President, Global Financial Services, at American Express Company, Inc., where he held a range of global leadership and management positions for more than 23 years. Mr. Cracchiolo is a certified public accountant and holds a B.S. degree in Accounting and Economics and a master’s degree in Business Administration, both from New York University.
Jeffery P. Howells	49	Jeffery P. Howells, a director since 1998, joined the Company in October 1991 as Vice President of Finance and assumed the responsibilities of Chief Financial Officer in March 1992. In March 1993, he was promoted to Senior Vice President and Chief Financial Officer and was promoted to Executive Vice President and Chief Financial Officer in March 1997. From 1979 to 1991, he was employed by Price Waterhouse. Mr. Howells is a Certified Public Accountant and holds a B.B.A. degree in Accounting from Stetson University.
David M. Upton(1)(2)(3)	46	David M. Upton, a director since 1997, has been on the faculty of the Harvard Business School since 1989. Dr. Upton, the Albert J. Weatherhead III Professor of Business Administration, teaches courses in technology and operations management and is the faculty chair of Harvard’s executive course—Building Competitive Advantage through Operations. Dr. Upton holds a master’s degree in Manufacturing from King’s College, Cambridge University and also holds a Ph.D. in Industrial Engineering from Purdue University.

*	Age as of Annual Meeting
(1)	Member of the Compensation Committee.
(2)	Member of the Audit Committee.
(3)	Member of the Governance and Nominating Committee.

DIRECTORS CONTINUING IN OFFICE—TERM TO EXPIRE AT 2007 ANNUAL MEETING:

Name	Age*	Principal Occupation and Other Information
Charles E. Adair(2)	58	Charles E. Adair, a director since 1995, has been a partner of Cordova Ventures and Kowaliga Capital, Inc. (venture capital fund management companies) since 1993, where he serves as manager of venture capital funds. Mr. Adair was associated with Durr-Fillauer Medical, Inc., a pharmaceutical and medical products distribution company, where he served in various capacities, including President and Chief Operating Officer from 1981 to 1992. Mr. Adair also serves on the Board of Directors and as the Chair of the Compensation Committee of Performance Food Group Company (a food distributor), PSS World Medical, Inc. (a distributor of medical products), Torchmark Corporation (a financial services holding company specializing in life and supplemental health insurance) and privately-held companies associated with Cordova’s venture capital fund investments. Mr. Adair is a Certified Public Accountant and holds a B.S. degree in Accounting from the University of Alabama.

Maximilian Ardelt(2)	66	Maximilian Ardelt, a director since 1998, has been owner and Managing Director of ConDigit Consult GmbH (a strategic consulting firm) since December 2002. From 1994 to June 2000, Mr. Ardelt was a member of the Board of Management of Viag AG (a group of companies engaged in energy, telecommunications, logistics and industrial activities), responsible for the Telecommunications and Logistics Division and Information Systems. After the merger of Viag AG and Veba AG to form E.ON AG he continued in this function as Chief Executive Officer of E.ON AG subsidiary Viag Telecom AG up to December 2002. Mr. Ardelt is a member of the Supervisory Boards of the following companies: Mannstaedt GmbH & Co KG, CeWeColor AG & Co. OHG, Getmobile Europe plc., Stulz GmbH, Funkwerk AG and Berkenhoff GmbH. Mr. Ardelt is also Chairman of the Advisory Board of the Bavarian Elite Academie and board member of the Technical University Graz/Austria. In addition, he has served during the last 5 years as a chairman or member of the supervisory boards of several companies in Europe including RHJ AG, Klöckner & Co. AG (former majority shareholder of Computer 2000 AG, Computer 2000 AG was acquired by Tech Data in 1998), Georgsmarienhütte Holding GmbH, Computer 2000 AG, and Tech Data Germany AG. Mr. Ardelt holds a master’s degree in Engineering from Technical University Berlin.

*	Age as of Annual Meeting
(1)	Member of the Compensation Committee.
(2)	Member of the Audit Committee.
(3)	Member of the Governance and Nominating Committee.

DIRECTORS CONTINUING IN OFFICE—

TERM TO EXPIRE AT 2007 ANNUAL MEETING—(continued):

Name	Age*	Principal Occupation and Other Information

John Y. Williams(2)(3)	63	John Y. Williams, a director since 1988, has been a Managing Director of Grubb & Williams, Ltd. (“GWL”), an Atlanta-based merchant banking firm, since 1987 and a Managing Director of Equity-South Advisors, LLC (a merchant banking affiliate of GWL) since January 1995. Prior thereto, he was an investment banker for more than 18 years with several firms. Mr. Williams is a director of several privately-held companies in connection with his merchant banking business. Mr. Williams holds a B.S. degree in Industrial Engineering from Georgia Institute of Technology and a master’s degree in Business Administration from the Harvard Business School.

*	Age as of Annual Meeting
(1)	Member of the Compensation Committee.
(2)	Member of the Audit Committee.
(3)	Member of the Governance and Nominating Committee.

PROPOSAL 2

TO APPROVE A PROPOSAL TO AMEND

THE AMENDED AND RESTATED 2000 EQUITY

INCENTIVE PLAN OF TECH DATA CORPORATION

The Board of Directors has approved and recommends to the shareholders to approve the amendment of the Amended and Restated 2000 Equity Incentive Plan of Tech Data Corporation (the “2000 Equity Incentive Plan” or the “Plan”) to increase the number of shares of common stock available for grant under the Plan from 6,500,000 to 9,500,000 shares, an increase of 3,000,000 shares of common stock. The amendment also increases the limits within the Plan of the amount of restricted stock and restricted stock units that may be issued from 200,000 to 800,000, and of performance grants that may be issued from 200,000 to 800,000. These limit increases do not effect the total number of shares of common stock available for grant under the Plan.

The text of the proposed amendment to the 2000 Equity Incentive Plan together with the amended and restated Plan is set forth in Exhibit A and Schedule 1 to this Proxy Statement. The Plan has been amended and restated: (i) to incorporate prior amendments approved by the shareholders and Board of Directors, (ii) to reflect certain non-material amendments to comply with Section 409A of the Internal Revenue Code (the “Code”), enacted by the American Job Creation Act of 2004, and (iii) to include the ability to issue restricted stock units under the Plan.

The proposed amendment to the Plan will be adopted upon receiving the affirmative vote of the holders of a majority of the shares present or represented by proxy at the meeting.

The Company is requesting this amendment for the following reasons:

1)	To provide additional shares for grant to employees of the Company and to adjust the limits of restricted stock and restricted stock units, and of performance grants.

2)	The Compensation Committee and Board of Directors believe that the grant of equity incentives is an effective method to attract and retain employees and to align the interest of the employees with the interests of shareholders. The availability of shares for future grants under the Plan is important to the Company’s business prospects and operations.

The Compensation Committee intends to review the recommendation for equity incentive awards to executive officers using the factors discussed under the heading “Compensation Philosophy” of the Report of the Compensation Committee. In order to ensure a long-term focus on shareholder value and to support efforts to improve business processes and performance, the Compensation Committee is considering equity incentive grants that would be earned based upon specific performance criteria extending over a performance period of longer than one year. Specific performance criteria would be established based upon the business operating plan that, if achieved or exceeded, would result in the vesting of equity incentives.

On March 29, 2006, the Board of Directors voted to permanently cease issuing equity incentives under the 2000 Non-Qualified Equity Incentive Plan, which plan had not been approved by shareholders (the “Non-Shareholder Approved Plan”). While equity incentives have not been issued under this Non-Shareholder Approved Plan since March 2003, the Board vote terminates the possibility of future grants under the Non-Shareholder Approved Plan and has removed the allocation of 775,218 shares of common stock from this plan. In addition, as a result of the Board vote any shares that become available through forfeiture of outstanding grants under the Non-Shareholder Approved Plan will not be available for reissuance under this plan. The Non-Shareholder Approved Plan remains in force only for purposes of supporting those grants previously issued that remain unexercised under that plan.

The following is a summary of the provisions of the 2000 Equity Incentive Plan. This summary is qualified in its entirety by reference to the Plan.

Plan Highlights

The Plan contains a number of provisions that the Board of Directors believes are consistent with the interests of shareholders and sound corporate governance practices. These include:

•	No Discount Stock Options or SARs. The Plan prohibits the granting of stock options or stock appreciation rights (“SARs”) with an exercise price of less than the fair market value of the Company’s common stock determined as of the closing price on the day the stock option or SAR is granted.

•	Maximum Value Incentives. The Plan provides for issuance of maximum value stock options and maximum value stock-settled SARs (“MVSSARs”) that provide a cap on the maximum earnings potential a recipient can expect to gain from the exercise of a stock option or MVSSAR, thus limiting the financial impact to the Company of such awards.

•	Limited Ability to Grant Restricted Stock Awards. The number of shares that may be issued as restricted stock or restricted stock unit awards is limited under the Plan to 200,000 shares or units. The proposed amendment, if approved by the shareholders, would set a limit of 800,000 shares or units for these types of grants.

•	Limited Ability to Grant Performance Grants. The number of shares that may be issued as performance grants is limited under the Plan to 200,000 shares or units. The proposed amendment, if approved by the shareholders, would set a limit of 800,000 shares or units for these types of grants.

•	Minimum Vesting Periods. Restricted stock awards and restricted stock units with vesting based upon service are subject to a minimum three-year vesting period. However, at the discretion of the Compensation Committee, the awards can be vested in installments during the three-year period.

•	No Stock Option or SAR Repricing. The Plan prohibits the repricing of stock options and SARs without the approval of shareholders. This provision applies to both direct repricings—lowering the exercise price of a stock option or SAR—as well as indirect repricings—canceling an outstanding stock option or SAR and granting a replacement stock option or SAR with a lower exercise price.

•	No “Evergreen” Provision. The Plan provides for a fixed allocation of shares, thereby requiring shareholder approval of any additional allocation of shares.

•	An Independent Compensation Committee. The Plan is administered by the Compensation Committee consisting solely of independent directors.

Plan Summary

The Plan is administered by the Compensation Committee (the “Committee”), which is authorized to grant stock options, stock appreciation rights, restricted stock, restricted stock units and performance awards to all officers and other selected employees of the Company and its subsidiaries, and non-employee directors. The Committee is composed of two or more directors who are “Non-Employee Directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”), are independent within the meaning of Rule 4200(a)(15) of the listing requirements of The NASDAQ Stock Market and are “outside directors” within the meaning of Section 162(m) of the Code. The current members of the Committee appointed by the Board of Directors are James M. Cracchiolo, Kathy Misunas and David M. Upton. The Committee has full power and authority to operate and administer the Plan in accordance with its terms, including the authority to establish rules and regulations for the operation of the Plan, to select the employees of the Company who participate in the Plan and, to prescribe the terms and conditions of awards under the Plan, including the number of shares subject to such awards.

The maximum number of shares of the Company’s common stock that currently may be issued to grantees under the Plan is 6,500,000 shares. The proposed amendment, if approved by the shareholders, would increase the maximum number to 9,500,000. The shares may be unissued shares or treasury shares. As of January 31, 2006, there were 4,402,726 shares of underlying unexercised equity incentives granted under the Plan and 1,408,068 available for grant. If there is a stock split, stock dividend, or other relevant change affecting the Company’s shares, appropriate adjustments would be made in the number of shares that could be issued in the future and in the number of shares and price under all outstanding grants made before the event. Future options may also be granted for shares that may cease to be reserved under an option by reason of total or partial expiration, termination, or voluntary surrender of an option. Payment of cash in lieu of shares would be considered an issuance or transfer of the shares.

Stock Options

The Plan permits the Committee or the Board of Directors to grant stock options, including maximum value stock options, to all officers and other selected employees of the Company and its subsidiaries, and to non-employee directors. No participant may receive stock options to purchase more than 300,000 shares of common stock in any fiscal year. The per share exercise price for any stock option shall not be less than 100% of the fair market value of a share of common stock (defined in the Plan as the last sales price per share of the common stock on The NASDAQ Stock Market) on the date of grant. The Committee may establish terms and conditions applicable to stock options that limit the maximum value that the recipient may realize upon exercise of the options. The Plan also permits the Committee to establish the time periods for the exercise of each stock option (provided that no option may be exercised earlier than six months following the date of grant) and to require a period of employment before the stock option may be exercised. The Committee has the authority to fix the term of stock options provided that no stock option may have a term of more than ten years.

The Plan authorizes the Committee to grant incentive stock options, as that term is defined in Code Section 422A, each having a term of up to ten years from the date of grant. The amount of incentive stock options vesting in a particular calendar year cannot exceed $100,000 (or such other limit as may be required by the Code) per option recipient, determined using the fair market value of the shares of common stock subject to such option or options on the date of grant. The Plan prohibits the repricing of stock options at a lower exercise price, whether by cancellation or amendment of the original grant.

Restricted Stock and Restricted Stock Units

The Plan permits the Committee or the Board of Directors to grant restricted stock or restricted stock units to all officers and other selected employees of the Company and its subsidiaries, and non-employee directors, and to determine the time, amount, and terms and conditions of the grant. The maximum number of shares that may be issued as restricted stock or restricted stock units is 200,000, which limit will increase to 800,000 if the amendment is approved. The maximum number of shares which may be issued to any participant as restricted stock or restricted stock units during any one fiscal year is 50,000. The maximum amount any participant may receive as a restricted stock or restricted stock unit grant or award in any fiscal year is $2,500,000. Shares awarded as restricted stock or restricted stock units under section 7 of the Plan are granted subject to a restriction period of no less than three years. However, at the discretion of the Compensation Committee, the award can be vested in installments during the restriction period. During the restriction period, the recipient is not entitled to delivery of the shares, restrictions are placed on the transferability of the shares, and the shares would be forfeited if the recipient terminates employment for reasons other than as approved by the Committee. The Committee may also require that specified Performance Goals (as defined below) be attained during the restriction period. Upon expiration of the restriction period and/or attainment of the Performance Goals, the appropriate number of shares of common stock will be delivered to the recipient free of all restrictions. During the restriction period, grantees of restricted stock awards are entitled to vote the shares and to receive dividends paid thereon. During the restriction period, grantees of restricted stock units are not entitled to vote the shares or to receive dividends paid thereon. The granting of restricted stock unit awards does not give the recipient any rights as a shareholder until the restriction period ends. As of January 31, 2006, the Company had made restricted stock grants under the Plan to Nestor Cano, Jeffery P. Howells and Joseph A. Osbourn in the amount of 2,500 shares each to Mr. Cano and Mr. Howells and 1,500 shares to Mr. Osbourn, all of which vest 50% three years from the date of grant and 50% after the fourth year from the date of grant.

Performance Grants and Awards

The Plan permits the Committee or the Board of Directors to grant to all officers and other selected employees of the Company and its subsidiaries, and to non-employee directors, the contingent right, expressed in units (which may be equivalent to a share of common stock or other monetary value), to receive payments of shares of common stock, cash, restricted stock units or any combination thereof (“Performance Grants”) based upon Company performance over a specified period (“Performance Period”). At the time of grant, the Committee shall also select one or more Company performance criteria as stated in Section 8(c) of the Plan (the “Performance Measure”) applicable to the Performance Grant and shall establish the targets that must be attained relative to the Performance Measure (“Performance Goals”).

The Performance Measure may be based on any of the following criteria, alone or in combination, as the Committee deems appropriate: (i) cumulative net income per diluted share; (ii) cumulative net income; (iii) return on sales; (iv) total shareholder return; (v) return on assets; (vi) economic value added; (vii) cash flow; (viii) return on equity; (ix) cumulative operating income (which shall equal consolidated sales minus cost of goods sold and selling, administrative and general expense during the performance period); and (x) achievement of explicit strategic objectives or milestones. Cumulative net income and cumulative net income per diluted share are determined based on net income for the applicable year or years as reported in the audited consolidated statement of income of the Company and subsidiaries, adjusted to exclude: (i) extraordinary items; (ii) gains or losses on the disposition of discontinued operations; (iii) the cumulative effect of changes in accounting principles, and (iv) any applicable adjustments for calculating net income per diluted share in accordance with generally accepted accounting principles.

Performance Goals may include a minimum, maximum, and target level of performance, with the size of performance award based on the level attained. Performance Goals and the Performance Measure in respect of any grant shall not be changed when so provided in the applicable grant agreement. The Committee may eliminate or decrease (but not increase) the amount of any performance award otherwise payable to a recipient. Performance awards may be paid in cash, shares of common stock, or any combination thereof.

The maximum number of shares of common stock or restricted stock units that may be issued pursuant to Performance Grants is 200,000, which limit will increase to 800,000 if the proposed amendment is approved. The maximum number of shares of common stock or restricted stock units that may be the subject of Performance Grants made to any recipient in respect of any Performance Period or during any fiscal year shall be 50,000. The maximum amount any recipient may receive pursuant to Performance Grants during any fiscal year shall not exceed $2,500,000, determined using the fair market value of the common stock (multiplied by the aggregate number of units of the Performance Grant awarded) on the last day of the Performance Period or on the date of the payment thereof, whichever is higher. As of January 31, 2006, the Company had not made any Performance Grants or awards under Section 8 of the Plan. The Committee has considered Performance Grants of restricted stock units based upon performance criteria to be achieved at the end of the Company’s 2008 fiscal year. Currently, no grants have been awarded or promised contingent on approval of the proposed amendment to the Plan, but if the amendment is approved the Committee may consider issuing Performance Grants.

Stock-Settled SARs

The Plan permits the Committee or the Board of Directors to grant stock-settled SARs to all officers and other selected employees of the Company and its subsidiaries, and to non-employee directors, and to determine the time, amount, and terms and conditions of the grant. Stock-settled SARs allow a recipient to receive, upon exercise, common stock of value equal to the difference between an exercise price established by the Committee on the date of grant (which shall not be lower than 100% of the fair market value per share of common stock) and the fair market value per share of common stock on the date of exercise. The fair market value of a share of common stock is defined in each case as the last sales price per share of the common stock on The NASDAQ Stock Market.

Transferability

Awards under the Plan are not transferable other than by will or the laws of descent and distribution; except that the Committee or the Board of Directors may permit the transfer of: (i) specific non-qualified stock option grants by gift to the recipient’s spouse, children and grandchildren, or to a trust for the benefit of any one or more of them; or (ii) any grant or award pursuant to a qualified domestic relations order.

Change In Control

In the event of a change in control of the Company, except as the Board of Directors comprised of a majority of continuing directors may expressly provide otherwise, and notwithstanding any other provision of the Plan: (i) all stock options then outstanding under the Plan become fully exercisable; (ii) all terms and conditions of all restricted stock grants and restricted stock units then outstanding are deemed satisfied; and (iii) all Performance Grants and awards shall be deemed to have been fully earned. A change in control of the Company occurs if: (i) any person or group of associated or affiliated persons becomes a beneficial owner of 50 percent or more of the common stock then outstanding; (ii) the Company’s shareholders approve a combination with another company under certain circumstances; (iii) the Company approves a plan of complete liquidation of the Company or an agreement to dispose of substantially all of its assets; or (iv) the continuing directors of the Company prior to the change in control or their successors no longer constitute a majority of the Board of Directors. The payment of awards in the event of a change in control may have the incidental effect of increasing the net cost of that change, and, theoretically, could render a change in control more difficult or discourage it.

Federal Income Tax Consequences

Based on current provisions of the Code, and the existing regulations thereunder, the anticipated U.S. Federal income tax consequences in respect of the several types of grants and awards under the Plan are as described below.

Grant of Stock Options

In the United States, a recipient will not recognize any taxable income at the time a stock option is granted and the Company will not be entitled to a Federal income tax deduction at that time.

Incentive Stock Options

No ordinary income will be recognized by the recipient of an incentive stock option at the time of exercise. The excess of the aggregate fair market value of the shares of common stock on the date of exercise over the aggregate option exercise price will be an increase to taxable income for purposes of the Federal “alternative minimum tax.” If the recipient holds the shares of common stock purchased for the greater of two years after the date the option was granted or one year after the acquisition of such shares, the difference between the aggregate option price and the amount realized upon disposition of the shares will constitute a long term capital gain or loss, as the case may be, and the Company will not be entitled to a Federal income tax deduction. If the shares of common stock are disposed of in a sale, exchange, or other “disqualifying disposition” within two years after the date of grant or within one year after date of exercise, the recipient will realize taxable ordinary income in an amount equal to the lesser of: (i) the excess of the fair market value of the shares of common stock purchased at the time of exercise over the aggregate option exercise price, or (ii) the excess of the amount realized upon disposition of such shares over the option exercise price, and the Company will usually be entitled to a Federal income tax deduction equal to such amount.

Non-Qualified Stock Options

Taxable ordinary income will be recognized by the recipient of a non-qualified stock option at the time of exercise in an amount equal to the excess of the aggregate market value of the shares of common stock purchased at the time of such exercise over the aggregate option exercise price. The Company will usually be entitled to a corresponding Federal income tax deduction. The recipient will generally recognize a long-term or short-term capital gain or loss, as the case may be, based upon the difference between the per share fair market value at the time of exercise and the amount realized on a subsequent disposition of the shares.

Restricted Stock

Unless a recipient makes the election described below, a recipient receiving a grant will not recognize income and the Company will not be allowed a deduction at the time such shares of restricted stock are granted. While the restrictions on the shares are in effect, a recipient will recognize compensation income equal to the amount of the dividends received and the Company will be allowed a deduction in a like amount. When the restrictions on the shares of common stock are removed or lapse, the excess of fair market value of such shares on the date the restrictions are removed or lapse over the amount paid, if any, by the recipient for such shares will be ordinary income to the recipient and will be allowed as a deduction for Federal income tax purposes to the Company. Upon disposition of the shares of common stock, the gain or loss recognized by the recipient will be treated as capital gain or loss, and the capital gain or loss will be short-term or long-term depending upon the period of time the shares are held by the recipient following the removal or lapse of the restrictions. However, by filing a Section 83(b) election with the Internal Revenue Service within 30 days after the date of grant, a recipient’s ordinary income and commencement of holding period and the Company’s deduction will be determined as of the date of grant. In such a case, the amount of ordinary income recognized by such a recipient and deductible by the Company will be equal to the excess of the fair market value of the shares as of the date of grant over the amount, if any, paid by the recipient for the shares of common stock. If such election is made and a recipient thereafter forfeits such shares of common stock, no refund or deduction will be allowed for the amount previously included in such recipient’s income.

Restricted Stock Units

Recipients of restricted stock units generally should not recognize income until such units are converted into shares of common stock. Upon conversion, the individual will normally recognize ordinary income equal to the fair market value of the shares, if any, received upon such conversion. The Company generally will be allowed a deduction for Federal income tax purposes in an amount equal to the ordinary income recognized by the employee.

Performance Grants

A recipient of a Performance Grant will not recognize income, and the Company will not be allowed a deduction, at the time such grant is made. When a recipient receives payment in cash or shares of common stock, the amount of cash and the fair market value of the shares of common stock received will be ordinary income to the recipient and will be allowed as a deduction for Federal income tax purposes to the Company.

Stock-Settled SARs

For a recipient of a stock-settled SAR, the shares of common stock received upon exercise have a tax basis equal to the amount of ordinary income recognized on such exercise and a holding period that commences on the date of exercise.

Special Rules

To the extent a recipient pays all or part of the option price of a non-qualified stock option by tendering shares of common stock owned by the recipient, the tax consequences described above apply except that the number of shares of common stock received upon such exercise that is equal to the number of shares surrendered in payment of the option exercise price shall have the same basis and tax holding period as the shares of common stock surrendered. If the shares of common stock surrendered had previously been acquired upon the exercise of an incentive stock option, the surrender of such shares may be a disqualifying disposition of such shares. The additional shares of common stock received upon such exercise have a tax basis equal to the amount of ordinary income recognized on such exercise and a holding period that commences on the date of exercise. If a recipient exercises an incentive stock option by tendering shares previously acquired on the exercise of an incentive stock option, a disqualifying disposition may occur and the recipient may recognize income and be subject to other basis allocation and holding period requirements.

Withholding Taxes

There are no withholding taxes payable in connection with the grant of any stock option or the exercise of an incentive stock option. However, withholding taxes must be paid by the Company at the time of exercise of any non-qualified stock option. Withholding taxes must also be paid in respect of any restricted stock and restricted stock units when the restrictions thereon lapse. In respect of all other awards, withholding taxes must be paid whenever income to the Plan participant is recognized for tax purposes.

Other Information

The following table shows the number of equity incentives granted during the last fiscal year under all of the equity compensation plans to the Company’s named executive officers, other executive officers as a group, and Board members and all employees as groups excluding executive officers. Except for grants of maximum value stock options using 250,986 shares to employees in countries where using a SAR is not an effective or permitted grant, the grants described below were issued using MVSSARs. As a result of the maximum value restriction, the maximum gain on any such grant cannot exceed $20 per share. This reduces the expense incurred by the Company as compared to a grant that does not have a maximum value cap. For MVSSAR grants, the shares to be issued will only be for the value of the difference between the exercise price and the fair market value at the time of exercise. This reduces the dilutive effect of these grants as compared to options, restricted shares, or restricted share units.

Number of Grants to Executive Officers, Board Members and All Employees	Granted
Steven A. Raymund, Chairman of the Board of Directors and Chief Executive Officer	100,000
Néstor Cano, President, Worldwide Operations	70,000
Jeffery P. Howells, Executive Vice President and Chief Financial Officer	50,000
Kenneth T. Lamneck, President, The Americas	40,000
Joseph A. Osbourn, Executive Vice President and Worldwide Chief Information Officer	40,000
All other executive officers as a group (15)	305,250
Non-Employee Directors (6)	18,000
All employees as a group, excluding executive officers (567)	976,777

1,600,027

The closing price of the common stock reported on The NASDAQ Stock Market on April 10, 2006, was $37.00 per share.

The following resolution will be presented by the Compensation Committee and Board at the Annual Meeting:

“WHEREAS, the Corporation maintains the Amended and Restated 2000 Equity Incentive Plan as amended and restated through March 29, 2006, (the “Plan”) for the purpose of attracting, retaining and rewarding highly qualified officers, other employees and outside directors, to motivate officers, outside directors and other selected employees to achieve business objectives established to promote the long-term growth, profitability and success of the Corporation and to encourage ownership of the common stock of the

Corporation by participating officers, outside directors and other selected employees allowing such employees to participate in the long-term growth of the Corporation;

WHEREAS, the Board, through its Compensation Committee, is responsible for the administration of the Plan;

WHEREAS, the Compensation Committee recommends to the Board to amend the Plan to increase the number of shares available for issuance under Section 4(a) of the Plan by 3,000,000 shares from 6,500,000 shares to 9,500,000 shares to provide incentives to eligible employees, outside directors or officers of the Corporation;

WHEREAS, the Compensation Committee has determined that as a result of the proposed increase of the number of shares available under the Plan, it is necessary to adjust the limits set forth in the Plan for the different type of awards such that: (i) Section 7(c) and Section 8(b) be adjusted so the maximum number of shares of common stock which may be issued as Restricted Stock, Restricted Stock Units, or Performance Grants under the Plan shall be 800,000 shares;

WHEREAS, the Plan requires that the Board request the approval of shareholders to increase the maximum number of shares of common stock which may be issued pursuant to the Plan before modifying the Plan; and

WHEREAS, the Plan requires that the Board request the approval of shareholders to increase any limitation set forth in the Plan on the number of shares of common stock which may be issued, or the aggregate value of awards which may be made, in respect of any type of grant to all participants during the term of the Plan or to any participant during any specified period.

NOW, THEREFORE, BE IT RESOLVED, in accordance with the foregoing, and subject to shareholder approval, the Compensation Committee recommends that the Board approve and recommend that the shareholders approve that the Plan be amended as described in the First Amendment to the Amended and Restated 2000 Equity Incentive Plan attached to this resolution as Exhibit A.”

The Compensation Committee voted unanimously “FOR” recommending this resolution to the Board. The Board unanimously voted “FOR” the proposal to approve the amendment to the Amended and Restated 2000 Equity Incentive Plan of Tech Data Corporation.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information with respect to equity compensation plans under which equity securities of the Company are authorized for issuance, aggregated for all compensation plans previously approved by our shareholders and all compensation plans not previously approved by our shareholders, as of January 31, 2006.

Plan Category	Number of shares to be issued upon exercise of outstanding options/SARs	Weighted average exercise price of outstanding options/SARs	Number of shares remaining available for future issuance under equity compensation plans
Equity compensation plans approved by shareholders for:
Employee and non-employee directors’ equity compensation	5,680,989	$34.97	1,408,068
Employee stock purchase	—	—	612,995
Non-employee directors’ equity compensation	102,500	34.80	—

Total	5,783,489	34.96	2,021,063
Employee equity compensation plan not approved by shareholders	1,408,714	36.99	758,014	(1)

Total	7,192,203	35.36	2,779,077

(1) The plan not approved by shareholders was adopted in April 2000, as the 2000 Non-Qualified Stock Option Plan of Tech Data Corporation (the “NQ Plan”). The NQ Plan was not required to be approved by shareholders. The purpose of the NQ Plan was to provide incentives to attract and retain key employees, motivate such persons to stay with the Company, and to increase their efforts to make the business more successful. The Company has not granted any equity incentives under the NQ Plan since March 2003. On March 29, 2006, the Board resolved to terminate the issuance of grants under the NQ Plan and to terminate the authorization for shares of common stock to be allocated and available to the NQ Plan, except as may be necessary to support outstanding grants under such plan. All 758,014 shares available for grant under the NQ Plan, together with 17,204 additional shares of common stock made available as a result of forfeitures under this plan, were removed from allocation and as of March 29, 2006, are no longer available under the NQ Plan.

OTHER MATTERS

Management knows of no matter to be brought before the meeting that is not referred to in the Notice of Annual Meeting of Shareholders. If any other matters properly come before the meeting, it is intended that the shares represented by proxy will be voted with respect thereto in accordance with the judgment of the persons voting them.

CORPORATE GOVERNANCE INFORMATION

BOARD OF DIRECTORS

The Board of Directors provides oversight to the Company’s management in their conduct of business. The Board holds regularly scheduled meetings at least quarterly and otherwise as appropriate to consider corporate decisions requiring its attention and action. The Board has three standing committees, the principal responsibilities of which are described below. Each of the committees meets regularly and has a written charter that has been approved by the Board. The charters are available on the Corporate Governance section of the Investor Relations area of our website at http://www.techdata.com. The Board has made an affirmative determination that each of our directors, other than the Chairman of the Board of Directors and Chief Executive Officer, Steven A. Raymund, and the Chief Financial Officer, Jeffery P. Howells, is independent within the meaning of Rule 4200(a)(15) of The NASDAQ Stock Market listing requirements.

The Board of Directors has adopted Corporate Governance Principles that are available on the Corporate Governance section of the Investor Relations area of our website at http://www.techdata.com. Additionally, the Company has adopted a code of business conduct and ethics for directors, officers (including the principal executive officer, principal financial officer and controller), and employees, known as the Code of Ethics. The Code of Ethics is available on Tech Data’s website at http://www.techdata.com/content/td_ethics/main.aspx.

The Board held six meetings during the fiscal year ended January 31, 2006. Each member of the Board attended more than 75% of the total number of meetings of the Board and all committees on which he or she served. All Directors were present at the 2005 annual meeting that was held on June 7, 2005.

AUDIT COMMITTEE

The Audit Committee assists the Board in fulfilling its oversight responsibilities for the reliability and integrity of financial reports and other financial information, compliance with legal and regulatory requirements and with the Company’s systems of disclosure controls and internal controls over the accounting and financial reporting, and the auditing process. The Audit Committee performs these functions by serving as an independent and objective party to monitor the financial reporting process and the disclosure and internal control systems. The Audit Committee has the authority and responsibility to select, oversee the performance of, and replace the independent auditor, and to oversee the activities, and select or replace the head, of the internal audit department. The Audit Committee provides an open avenue of communication between the auditors, management, the internal audit department, and the Board; reviews accounting and auditing issues provided by the independent auditor and by management in order to assess their potential impact on the Company; reviews reports from the Disclosure Committee; and establishes the procedures to receive complaints regarding the ethics of financial officers. To review the complete statement of duties and responsibilities of this committee, please see the Audit Committee Charter posted in the Investor Relations area on our website at http://www.techdata.com.

The Audit Committee has a policy to pre-approve all services to be provided by the Company’s independent auditor and will not approve prohibited non-audit services. See further discussion of the Company’s policy under “Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors” below.

The members of the Audit Committee are Charles E. Adair (Chair), Maximilian Ardelt, David M. Upton, and John Y. Williams. The Board of Directors has determined that Charles E. Adair is an “audit committee financial expert” as defined by Item 401(h) of Regulation S-K of the Exchange Act. All members of the Committee are independent as defined by Rule 4200(a)(15) of the listing requirements of The NASDAQ Stock Market. The Audit Committee met nine times during the fiscal year ended January 31, 2006.

COMPENSATION COMMITTEE

The Compensation Committee is responsible to the Board of Directors for establishing the strategy of the compensation, equity incentives, and benefits of the executive officers of the Company. The Committee recommends to the Board the annual compensation, equity grants, and benefits of the Chairman of the Board of Directors and Chief Executive Officer. The Compensation Committee approves the executives’ compensation programs and plans, including the methodologies for setting salaries and bonuses, as well as equity-based incentive plans and benefits, retirement plans and other benefit plans, and determines the salary and other compensation of all executive officers of the Company. The Compensation Committee also serves as the stock option Committee and administers the 2000 Equity Incentive Plan. To review the complete statement of duties and responsibilities of this Committee, please see the Compensation Committee Charter posted in the Investor Relations area on our website at http://www.techdata.com.

The members of the Compensation Committee are comprised of James M. Cracchiolo (Chair), Kathy Misunas, and David M. Upton. All members are independent as defined by Rule 4200(a)(15) of the listing requirements of The NASDAQ Stock Market, “Non-Employee Directors” within the meaning of the Rule 16b-3 of the Exchange Act, and “outside directors” within the meaning of Section 162(m) of the Code. The Compensation Committee met five times during the fiscal year ended January 31, 2006.

GOVERNANCE AND NOMINATING COMMITTEE

The Governance and Nominating Committee assists the Board of Directors in ensuring that the Board is appropriately organized, qualified and educated to meet its fiduciary duties to the Company and its shareholders. The Committee develops and recommends the Company’s Corporate Governance Principles to the Board, and assists in determining if Board and Committee members are qualified to serve in their assigned capacities. This Committee establishes polices for the identification, evaluation and selection of director nominees, the evaluation of the Board’s performance, the structure and operations of the committees, shareholder communication with the Board, and Board member attendance at the Company’s annual meeting. The Committee reviews the continuing education program for Board members, approves related party transactions of non-financial executives, and reviews management succession plans for senior management, including recommending to the Board a successor to the chief executive officer in the event of a vacancy. The Governance and Nominating Committee also monitors the Board’s compliance with the Company’s Code of Ethics and other applicable policies and generally oversees governance issues. To review the complete statement of duties and responsibilities of this Committee, please see the Governance and Nominating Committee Charter posted in the Investor Relations area on our website at http://www.techdata.com.

The members of the Company’s Governance and Nominating Committee are John Y. Williams (Chair), Kathy Misunas and David M. Upton, all of which are independent as defined by Rule 4200(a)(15) of the listing requirements of The NASDAQ Stock Market. The Governance and Nominating Committee met five times during the fiscal year ended January 31, 2006.

EXECUTIVE SESSIONS

The Board of Directors holds an executive session at each regular board meeting. This executive session is attended only by the independent directors and such other attendees as they may request. The executive session of the Board is led by John Y. Williams, Chair of the Governance and Nominating Committee. There is no set agenda for these sessions, but topics have included meeting agendas, direction of corporate strategy, information requests to management, succession planning, and management performance.

DIRECTORS’ COMPENSATION

It is the Board’s general policy that compensation for independent directors should be a mix of cash and equity-based compensation. In June 2005, revised retainer amounts were approved by the Board. Directors who are not employees of the Company receive an annual retainer fee of $45,000 plus reimbursement for reasonable out-of-pocket expenses. In addition, the Audit Committee Chair receives an annual committee chair retainer in the amount of $20,000 and each Audit Committee member receives an annual committee membership retainer of $10,000. The Chairs of the Compensation Committee and the Governance and Nominating Committee each receive annual committee chair retainers of $7,500 and each respective committee member receives an annual committee membership retainer of $3,500 in addition to the basic annual retainer fee.

With respect to equity-based compensation, in June 2005, shareholders approved an amendment to the 2000 Equity Incentive Plan providing that grants may be made under the Plan to directors who are not employees of the Company. Non-employee directors receive grants of equity incentives in a manner generally consistent with the philosophy for granting equity incentives to executive officers: i.e., to enable the non-employee directors to acquire and increase their proprietary interest in the success of the Company thus providing them with economic incentives linked to the Company’s financial performance. Grants of stock options (other than incentive stock options), stock appreciation rights, restricted stock grants, restricted stock units, and performance grants may be awarded under the Plan based upon the determination of the full Board of Directors. The Board may consider such factors as affordability of the grants to the Company, alignment with shareholder interests, and the retention and recruitment of effective directors.

Prior to June 2005, each non-employee director received equity-based compensation under the Non-Employee Director 1995 Non-Statutory Stock Option Plan. This plan remains in place only for outstanding grants awarded in previous years. The independent directors would receive on the date of each annual shareholders meeting an annual director grant consisting of an option to purchase 2,500 shares of common stock of the Company at an exercise price per share equal to the fair market value of the shares of common stock at the date of each annual shareholders meeting.

The following table summarizes the total cash and equity-based compensation, in the form of maximum value stocked-settled stock appreciation rights, of the independent directors for fiscal year ended January 31, 2006:

FISCAL 2006 BOARD OF DIRECTORS’ COMPENSATION

Name of Non-Employee Director	Cash	SARs
Charles E. Adair	$61,250	3,000
Maximilian Ardelt	$51,250	3,000
James M. Cracchiolo	$48,750	3,000
Kathy Misunas	$48,500	3,000
David M. Upton	$57,250	3,000
John Y. Williams	$57,500	3,000

In March 2005, the Board approved certain director stock ownership guidelines. All non-employee directors are required to accumulate shares of Company stock through direct purchases or retention of equity incentives, equal in value to two times the basic annual retainer. There is no specific time within which a director must reach the defined share ownership; however, until the ownership target is met, a director is required to retain 50% of the net after-tax proceeds in stock from the exercise of equity incentive grants awarded subsequent to the fiscal year ended January 31, 2005.

CANDIDATES FOR THE BOARD AND SHAREHOLDER RECOMMENDATIONS

The Governance and Nominating Committee will consider director candidates recommended by our shareholders. The recommendation and evaluation process for candidates recommended by shareholders does not differ from the process followed for other candidates. Shareholders wishing to recommend a candidate to the Governance and Nominating Committee should do so by submitting the recommendation in writing to the Chair of the Governance and Nominating Committee or to the Company’s Chief Executive Officer at 5350 Tech Data Drive, Clearwater, Florida 33760. Any recommendation submitted must include a resume, personal references and background information as well as the name and contact information of the recommending shareholder. Florida law requires that all candidates must be at least 18 years of age to qualify. All qualified candidates will be considered for nomination in accordance with the provisions of the Company’s Corporate Governance Principles that are available in the Corporate Governance section of the Investor Relation’s area of our website at http://www.techdata.com, and criteria established by the Governance and Nominating Committee at the time an open position on the Board is being considered to be filled. At a minimum, candidates for a position on the Company’s Board of Directors should have qualities including but not limited to: (i) high ethical standards, (ii) sound integrity, (iii) an inquisitive nature, (iv) a strong commitment to make decisions and take actions guarding the long-term interests of shareholders (v) seasoned judgment, (vi) a record of outstanding skills and accomplishments in their personal careers, and (vii) the ability and desire to communicate and participate actively in board and committee sessions.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders may communicate with members of the Board of Directors by utilizing the Company’s Ethics Reporting Hotline that is available seven days a week, 24 hours daily. You may dial a toll-free AT&T Direct Access number 1-866-TD ETHIC (1-866-833-8442) or 727-532-8065 and at the voice prompt use the toll-free Ethics Reporting Hotline number. All calls will be received by an independent, third-party provider, Global Compliance Services. A report will be provided to the Director of Internal Audit and the General Counsel who will communicate with the appropriate Board committee.

REPORT OF THE AUDIT COMMITTEE

Audit Committee Role

Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants (“auditors”) are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Audit Committee’s responsibility is to monitor these processes. The Audit Committee meets with management, the Director of Internal Audit and the auditors to facilitate communication. The Audit Committee has the authority and available funding to investigate any matters within the scope of its responsibilities and to retain such outside counsel, experts, and other advisors as it determines appropriate to assist it in the conduct of any such investigation. In addition, the Committee appoints the Company’s auditors and pre-approves all audit and non-audit services to be performed by the auditors.

In this context, the Audit Committee has discussed with the Company’s auditors the overall scope and plans for the independent audit. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. Discussions about the Company’s audited financial statements included the auditors’ judgments about the quality, not just the acceptability, of the accounting principles, and the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with the auditors other matters required by Statement on Auditing Standards (“SAS”) No. 61 Communication with Audit Committees, as amended by SAS No. 90 Audit Committee Communications. Management’s report and the auditor’s report and attestation on internal controls over financial reporting of Section 404 of the Sarbanes-Oxley Act were reviewed and discussed by the Audit Committee with management and the auditors. In addition to discussing key risk areas throughout the year, management, internal audit and the auditors also made presentations to the Audit Committee on specific topics of interest, including: (i) the Company’s electronic commerce business and IT programs; (ii) the Company’s critical accounting policies and tax strategies; (iii) fraud awareness and protection; (iv) discontinued operations; and (v) deferred tax assets.

Independence

The Company’s auditors provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 Independence Discussions with Audit Committees, and the Committee discussed the auditors’ independence with management and the auditors. In addition, the Committee considered whether the non-audit services provided by the auditors’ firm could impair the auditors’ independence and concluded that such services have not impaired the auditors’ independence.

Recommendation

Based on: (i) the Audit Committee’s discussion with management and the auditors, (ii) the Audit Committee’s review of the representations of management, and (iii) the report of the auditors to the Audit Committee, the audited consolidated financial statements are to be included in the Company’s Annual Report on Form 10-K for the year ended January 31, 2006, filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

Charles E. Adair, Chair

Maximilian Ardelt

David M. Upton

John Y. Williams

The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 (together, the “Acts”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

Ernst & Young LLP served as the Company’s independent auditors for the audit of the Company’s consolidated financial statements for fiscal year ended January 31, 2006. Representatives of Ernst & Young LLP are expected to be present at the 2006 Annual Meeting of Shareholders, with the opportunity to make a statement should they desire to do so, and will be available to respond to appropriate questions from shareholders.

INDEPENDENT AUDITOR FEES

The following table shows the fees that the Company paid or accrued for the audit and other services provided by Ernst & Young LLP for fiscal years ended January 31, 2006 and 2005:

	2006	2005
Audit fees	$4,253,000	$4,219,000
Audit-related fees	160,000	181,000
Tax fees	407,000	518,000

Total	$4,820,000	$4,918,000

Audit Fees

This category includes the audit of the Company’s annual financial statements, review of financial statements included in the Company’s Form 10-Q Quarterly Reports, review and attestation of internal control over financial reporting and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, statutory audits required by non-U.S. jurisdictions, and the preparation of an annual “management letter” on internal control matters.

Audit-Related Fees

This category consists of assurance and related services rendered by Ernst & Young LLP that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.” The services for the fees disclosed under this category include various subsidiary audit-related services.

Tax Fees

This category consists of professional services rendered by Ernst & Young LLP for tax compliance and tax advice. The services for the fees disclosed under this category include tax return preparation and technical tax advice.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND

PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITORS

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. Pre-approval is generally provided for up to one year, is detailed as to the particular service or category of services, and is subject to a specific budget. Management is required to seek pre-approval of services that will exceed the budget or for services that are not detailed in an existing pre-approval. The Chair of the Audit Committee is delegated the authority to pre-approve certain services between regularly scheduled meetings. Management reports quarterly to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. During fiscal year 2006, all services were pre-approved by the Audit Committee in accordance with this policy.

BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of April 10, 2006, by (i) each person known by the Company to own beneficially more than 5% of the shares of the Company’s common stock, (ii) each of the Company’s directors, (iii) the Company’s Executive Officers (as defined below under “Executive Compensation”), and (iv) such directors and all executive officers as a group.

	Beneficial Ownership(2)
Executive Officers and Directors (1)	Shares		Percent
Charles E. Adair	32,000	(3)	*
Maximilian Ardelt	21,500	(4)	*
Néstor Cano	267,365	(5)	*
James M. Cracchiolo	20,500	(6)	*
Jeffery P. Howells	286,302	(7)	*
Kenneth T. Lamneck	50,238	(8)	*
Kathy Misunas	18,000	(9)	*
Joseph A. Osbourn	190,490	(10)	*
Steven A. Raymund	2,619,689	(11)	4.7%
David M. Upton	22,920	(12)	*
John Y. Williams	24,000	(13)	*
All executive officers and directors as a group (25 persons)	4,466,732	(14)	8.0%

Five Percent Shareholders
AXA Assurances I.A.R.D. Mutuelle 26, rue Drouot 75009 Paris, France	8,413,448	(15)	15.1%
FMR Corp. 82 Devonshire Street Boston, Massachusetts 02109	3,701,076	(16)	6.7%
Vanguard Whitehall Funds 100 Vanguard Blvd. Malvern, PA 19355	3,310,009	(17)	6.0%
Barrow, Hanley, Mewhinney & Strauss, Inc. 2200 Ross Avenue, 31st Floor Dallas, TX 75201-2761	2,844,070	(18)	5.1%

*	Beneficial ownership represents less than 1% of the Company’s outstanding shares of common stock.
(1)	The address for all of the above-listed beneficial owners (except as otherwise set forth) is 5350 Tech Data Drive, Clearwater, Florida 33760.
(2)	Under the rules of the Securities and Exchange Commission, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within sixty (60) days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he has no beneficial interest.
(3)	Includes 16,000 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of April 10, 2006.
(4)	Includes 21,500 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of April 10, 2006.
(5)	Includes 263,500 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of April 10, 2006, 2,500 shares awarded March 30, 2004, which vest 50% on March 30,

2007 and 50% on March 30, 2008 and are subject to transfer and continued employment restrictions, and approximately 482 shares in his 401(k) Savings Plan account.
(6)	Includes 20,500 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of April 10, 2006.
(7)	Includes 269,500 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of April 10, 2006, 2,500 shares awarded March 30, 2004, which vest 50% on March 30, 2007 and 50% on March 30, 2008 and are subject to transfer and continued employment restrictions, and approximately 2,308 shares held in his 401(k) Savings Plan account.
(8)	Includes 50,000 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of April 10, 2006, and approximately 238 shares held in his 401(k) Savings Plan Account.
(9)	Includes 18,000 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of April 11, 2005.
(10)	Includes 188,000 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of April 10, 2006, 1,500 shares awarded March 30, 2004, which vest 50% on March 30, 2007 and 50% on March 30, 2008 and are subject to transfer and continued employment restrictions and approximately 490 shares held in his 401(k) Savings Plan account.
(11)	Includes 762,009 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of April 10, 2006; includes 1,780,383 shares owned by a partnership which is indirectly owned by Mr. Raymund; includes 60,000 shares in a foundation controlled by Mr. Raymund; includes 12,225 shares owned by inter vivos trusts of which he is a trustee; includes 4,586 shares owned by various trusts for family members of which Mr. Raymund is a trustee; and includes approximately 486 shares held in his 401(k) Savings Plan account.
(12)	Includes 22,500 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of April 11, 2005.
(13)	Includes 19,500 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of April 11, 2005.
(14)	Includes 2,531,828 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of April 11, 2005 and approximately 16,431 shares held in the 401(k) Savings Plan accounts of the Company’s executive officers.
(15)	Based on information provided in a Schedule 13G dated February 14, 2006, filed with the Securities and Exchange Commission by AXA Financial, Inc., AXA (which owns AXA Financial, Inc.), and the Mutuelles AXA, which as a group control AXA. Each of Mutuelles AXA, as a group, AXA, and AXA Financial, Inc. (through its subsidiaries Alliance Capital Management L.P. and AXA Equitable Life Insurance Company) share voting power with respect to 1,199,339 shares. The AXA Entities have sole voting power with respect to 5,023,590 shares and sole dispositive power with respect to 8,413,448 shares.
(16)

Based on information provided in a Schedule 13G (Amendment No. 6) dated January 10, 2006, filed with the Securities and Exchange Commission by FMR Corp. (“FMR”) and Edward C. Johnson 3d (“Mr. Johnson”). Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR, is the beneficial owner of 3,095,808 shares of common stock as a result of acting as investment advisor to various investment companies. Mr. Johnson, FMR (through its control of Fidelity) and various funds each have sole power to dispose of 3,095,808 shares owned by the funds. Neither FMR nor Mr. Johnson have the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds’ Boards of Trustees. Fidelity Management Trust Company (“Fidelity Management”), a wholly-owned subsidiary of FMR, is the beneficial owner of 527,010 shares as a result of its serving as investment manager for various institutional accounts. Mr. Johnson and FMR (through its control of Fidelity Management) each have sole dispositive power over 527,010 shares, and the sole power to vote or to direct the voting of 527,010 shares held by the institutional accounts. Fidelity International Limited (“FIL”) together with various of its foreign-based subsidiaries are the beneficial owner of 78,200 shares of the Company as a result of providing investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. In addition, the Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all

Series B shares will be voted in accordance with the majority vote of Series B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed to form a controlling group under the Investment Company Act of 1940.

(17)	Based on information provided in a Schedule 13G dated February 13, 2006, filed with the Securities and Exchange Commission by Vanguard Whitehall Funds – Vanguard Selected Value Fund 23-2827110 (“Vanguard”). Vanguard has sole power to vote or direct the voting of 3,310,009 shares.
(18)	Based on information provided in a Schedule 13G dated February 7, 2006, filed with the Securities and Exchange Commission by Barrow, Hanley, Mewhinney & Strauss, Inc (“BHMS”). BHMS is the beneficial owner of 2,844,070 shares. BMHS has the sole power to vote or direct to vote 518,100 shares and the shared power to vote or direct to vote 2,325,970 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

During the fiscal year ended January 31, 2006, the executive officers and directors of the Company filed timely with the Securities and Exchange Commission (the “SEC”) reports relating to transactions involving equity securities of the Company beneficially owned by them. The Company has relied on the written representation of its executive officers and directors and copies of the reports they have filed with the SEC in providing this information.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table presents certain summary information concerning compensation paid to or earned by (i) the Chief Executive Officer of the Company and (ii) each of the four other most highly compensated executive officers of the Company (determined as of the end of the last fiscal year) whose total annual salary and bonus exceeded $100,000 during the fiscal years ended January 31, 2006, 2005 and 2004 (collectively, the “Executive Officers”).

Name and Principal Position	Year	Annual Compensation						Long-term Compensation(4)		All Other Compensation(7)
		Salary(1)		Bonus(2)		Other(3)		Securities Underlying Options/SARs (Shares)(5)	Restricted Stock Awards (Shares)(6)
Steven A. Raymund, Chairman of the Board of Directors and Chief Executive Officer	2006 2005 2004	$ $ $	1,000,000 1,000,000 1,000,000	$ $ $	891,000 2,000,000 1,025,000	$ $ $	21,000 20,000 20,000	100,000 80,000 80,000	— — —	$ $	9,000 3,000 —

Néstor Cano, President, Worldwide Operations	2006 2005 2004	$ $ $	650,000 582,000 560,000	$ $ $	395,000 815,000 400,000	$ $ $	199,000 78,000 48,000	70,000 60,000 60,000	— 2,500 —	$ $	6,000 5,000 —

Jeffery P. Howells, Executive Vice President and Chief Financial Officer	2006 2005 2004	$ $ $	560,000 504,000 485,000	$ $ $	318,000 655,000 323,000	$ $ $	27,000 20,000 20,000	50,000 50,000 50,000	— 2,500 —	$ $	7,000 5,000 —

Kenneth T. Lamneck, President, the Americas	2006 2005 2004	$ $	420,000 400,000 —	$ $	227,000 328,000 —	$ $	64,000 127,000 —	40,000 40,000 —	— — —		$7,000 — —

Joseph A. Osbourn, Executive Vice President and Worldwide Chief Information Officer	2006 2005 2004	$ $ $	445,000 426,000 410,000	$ $ $	180,000 426,000 210,000	$ $ $	15,000 15,000 15,000	40,000 40,000 40,000	— 1,500 —	$ $	9,000 6,000 —

(1)	Includes amounts deferred under the Company’s retirement savings and deferred compensation plans. The salary period runs from April through March of the following year.
(2)	Amounts reflected for bonuses are based on performance for the indicated fiscal year and are approved by the Compensation Committee and, for the CEO, also by the Board following the end of the fiscal year.
(3)	Pursuant to the Executive Choice Plan (described in the next two sentences) (i) in each of fiscal years 2004, 2005 and 2006, Mr. Raymund, Mr. Cano, and Mr. Howells each received $20,000, and Mr. Osbourn received $15,000; and (ii) in each of fiscal years 2005 and 2006, Mr. Lamneck received $15,000. The Executive Choice Plan is available to the executive management team to select a combination of benefits that best meets their individual needs. A credit account with a fixed dollar value is established which can be used for supplemental insurance premiums; uninsured health care expenses; tax, legal, financial and estate counseling; health, athletic, sports and social club memberships; and personal, professional and business development expenses.

In fiscal 2006, other amounts include relocation and expatriate related expenses for Mr. Cano in the amount of $179,000 and relocation expenses for Mr. Lamneck in the amount of $41,000. In fiscal 2005, Mr. Cano received $45,000 and Mr. Lamneck received $112,000 in relocation reimbursements. In fiscal 2004, Mr. Cano received $24,000 in relocation payments. The Company has future obligations to reimburse Mr. Lamneck for additional relocation costs not to exceed $220,000.

(4)	The Company does not have any long-term incentive plans within the meaning of SEC rules.
(5)	On February 25, 2005, the Board approved the acceleration of vesting for all stock options awarded during March 2004 to employees and officers under the Company’s stock option award program. The primary purpose of the accelerated vesting was to eliminate future compensation expense the Company would otherwise recognize in its income statement with respect to these accelerated options upon the adoption of Financial Accounting Standard Board Statement No. 123 (Revised 2004), “Share-Based Payment” (“FAS 123R”).
(6)	Restricted stock awards vest 50% three years from the date of grant and 50% on the fourth year from the date of grant. The value of these holdings as of January 31, 2006, was $103,075 each for Mr. Cano and Mr. Howells and $61,845 for Mr. Osbourn.
(7)	Amounts consist solely of Company contributions to the Tech Data Corporation 401(k) Savings Plan.

SAR GRANTS IN LAST FISCAL YEAR TABLE

The following table provides details regarding grants to the Executive Officers during fiscal year 2006:

Name	Number of Securities Underlying SARs Granted in FY 2006(1)	% of Total SARs Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date	Grant Date Present Value(2)
Steven A. Raymund	100,000	6.3%	$37.06	3/31/15	$770,000
Néstor Cano	70,000	4.4%	$37.06	3/31/15	$539,000
Jeffery P. Howells	50,000	3.1%	$37.06	3/31/15	$385,000
Kenneth T. Lamneck	40,000	2.5%	$37.06	3/31/15	$308,000
Joseph A. Osbourn	40,000	2.5%	$37.06	3/31/15	$308,000

(1)	All grants were of MVSSARs and were granted at an exercise price equal to or in excess of the fair market value of the Company’s common stock on the date of grant and vest in equal installments over four years. MVSSARs become fully exercisable on a change in control except as a majority of the continuing directors of the Board may expressly provide.
(2)	In accordance with Securities and Exchange Commission rules, the Hull-White Lattice (binomial) and Black-Scholes option pricing models were chosen to estimate the grant date present value of the MVSSARs set forth in this table. The Company’s use of the models should not be interpreted as an endorsement of the accuracy of these models at valuing options. All stock option valuation models, including the Hull-White Lattice (binomial) and Black-Scholes models, require a prediction about the future movement of the stock price. Accordingly, there is no assurance that the value, if any, realized by an executive, will be at or near the value estimated by the Hull-White Lattice (binomial) and Black-Scholes models. Future compensation resulting from equity grants will be based solely on the difference between the exercise price and the market value of the Company’s stock at the time of exercise. The weighted-average estimated fair value of the MVSSARs granted during the year ended January 31, 2006, was $7.70 based on a two-step valuation utilizing both models using the following weighted-average assumptions:

	Expected term (years)	Expected volatility	Risk-free interest rate	Expected dividend yield	Suboptimal exercise factor
Hull-White Lattice	10	41%	4.65%	0%	1.24
Black-Scholes	4	41%	4.65%	0%	—

AGGREGATED OPTION/SAR EXERCISES

FISCAL YEAR-END OPTION/SAR VALUES TABLE

Name	Shares Acquired on Exercise in FY 2006	Value Realized	Number of Unexercised Options/SARs at Year-End		Value of Unexercised In-the-Money Options/SARs at Year-End
			Exercisable	Unexercisable	Exercisable	Unexercisable
Steven A. Raymund	75,000	$1,667,000	717,000	140,000	$7,950,000	$1,095,000
Néstor Cano	—	—	231,000	100,000	$1,333,000	$801,000
Jeffery P. Howells	—	—	245,000	75,000	$1,231,000	$633,000
Kenneth T. Lamneck	—	—	40,000	40,000	—	$167,000
Joseph A. Osbourn	—	—	168,000	60,000	$956,000	$506,000

SENIOR MANAGEMENT SEVERANCE PLAN

On March 31, 2005, the Board of Directors approved the amended and restated Tech Data Corporation Executive Severance Plan (the “Severance Plan”) (previously the Senior Management Severance Plan). The Severance Plan provides benefits to senior management in the event of a Company-initiated, non-misconduct separation from the Company. The Severance Plan contains a severance period providing eligible management personnel their regular base salary compensation for a stated period, determined based upon management position held and years of service. Based on their current positions and years of service, the benefit continuation period for each of the Executive Officers in the event of such a separation from service would be as follows: Mr. Raymund, Mr. Cano and Mr. Howells, 24 months; Mr. Lamneck, 18 months; Mr. Osbourn, 21 months. In addition, the Severance Plan provides that a participant who is involuntarily terminated for reasons other than a reduction in force or gross misconduct will receive the portion of his annual bonus that is based on corporate-level performance, prorated through the date of such participant’s termination. The receipt of severance benefits under the Severance Plan is conditioned upon a participant’s executing a general release of claims and a confidentiality and non-competition agreement.

REPORT OF THE COMPENSATION COMMITTEE

Compensation Committee Role

The Compensation Committee of the Board of Directors is composed entirely of independent directors and is responsible for review and approval of the annual compensation strategy for the executive officers, including salaries, bonuses, equity incentives, benefits, and other compensation and making recommendations to the full Board with respect to these matters for the Chairman of the Board of Directors and Chief Executive Officer.

Compensation Philosophy

The compensation philosophy for executive officers generally conforms to the compensation philosophy of the Company for all employees. The Company’s compensation program is designed to:

•	provide competitive compensation, based upon review of compensation offered by companies with similar businesses, allowing the Company to successfully attract and retain the employees necessary to its long-term success;

•	provide compensation that relates to the performance of the individual and differentiates based upon individual performance;

•	provide incentive compensation that varies directly with both Company performance against goals established by the committee based upon the Company’s operating plan and the value of the individual contribution to that performance; and

•	provide an appropriate link between compensation and the creation of shareholder value through awards tied to the Company’s long-term performance.

Base Salary

The Compensation Committee reviewed the salaries of the executive officers of the Company in March 2005, applying the philosophy stated above. The Committee also considers the Company’s overall financial performance and ability to absorb increases in compensation. In light of industry and economic conditions, the Compensation Committee granted increases in the base salary and incentive bonus awards for all executive officers in line with the performance of the executive for the prior fiscal year and the duties and responsibilities of each executive for the coming fiscal year. In determining the percentage increase in base salary, the Compensation Committee considered the market comparison data provided by Pearl Meyer & Partners, an independent consulting company, and noted that the executive officers, with limited exceptions, had not reached market competitive pay levels based upon the impact of salary freezes in prior years.

Cash Bonus Awards

Each executive officer, including the Chief Executive Officer, is eligible to receive an annual incentive bonus award in cash. These cash bonuses are paid pursuant to the Company’s Executive Compensation and Incentive Bonus Plan (the “Bonus Plan”) and are established at the beginning of a fiscal year in connection with the Company’s preparation of its annual operating budget. Under the Bonus Plan, an executive officer’s potential bonus is established at a specific targeted dollar amount and consists of non-discretionary awards that are tied to the financial performance of the Company for the year in relation to the Company’s operating budget. The bonus is subject to an acceleration ratio to a maximum of 200% if established targets are exceeded (conversely, if established targets are not met, the bonus may be reduced to zero). In formulating the Bonus Plan with respect to cash incentive bonus awards, the Compensation Committee members evaluate the executive officer’s responsibilities and role in the Company and such other factors as they deem relevant to motivate such executive to achieve certain performance levels. Financial performance measures include earnings per share, operating income and cash day metrics as well as other financial performance measures, either on a worldwide basis or at a geographic segment basis.

Equity Incentive Awards

The long-term component of the Company’s incentive compensation program consists of the grant of traditional stock options, maximum value stock options, maximum value stock-settled stock appreciation rights and/or similar equity incentive awards. The equity incentives are designed to create a mutuality of interest with shareholders by motivating the executive officers and key employees to manage the Company’s business so that the shareholders’ investment will grow in value over time. Equity incentives are granted under these plans by the Compensation Committee. The Compensation Committee strongly believes that the interests of shareholders and executives become more closely aligned when executives are provided an opportunity to acquire a proprietary interest in the Company through compensation tied to increases in the value of the Company’s common stock. Accordingly, key employees of the Company, including executive officers, as part of their overall compensation package, are eligible for participation in the Company’s equity incentive plans, whereby they are granted equity incentives at no less than fair market value on the date of grant. Because no benefit is received unless the Company’s stock price performs favorably over the term of the equity incentive award, such awards are intended to provide incentives for executive officers to enhance long-term Company performance, as reflected in stock price appreciation over the long term, thereby increasing shareholder value.

In general, equity incentive awards are granted on an annual basis. The Compensation Committee evaluates the Company’s overall financial performance for the year, the performance of each executive officer considered for equity incentives, the desirability of long-term service from the executive officer, the financial expense of the equity incentive to the Company in comparison to the perceived value delivered to the employee, and the number of equity incentive units issued to other executive officers in the Company with the same, more or less responsibility than the executive officer at issue.

In March 2005, the Compensation Committee approved stock ownership guidelines for certain key executive officers. These executive officers are required to accumulate shares of Company stock, through owned shares, retention of stock awards, or vested 401(k) shares, equal in value to a multiple of their base salary. The multiplier ranges from one-half to two times base salary, depending on the level of the named executive officer. There is no specified time within which the defined share ownership must be attained; however, until the ownership target is met, these executive officers are required to retain in stock 50% of the March 2004 restricted stock awards and 50% of the net proceeds from the exercise of equity incentive grants awarded subsequent to fiscal year ended January 31, 2005.

CEO Compensation

Compensation of the Chief Executive Officer, Steven A. Raymund, is reviewed by the Compensation Committee and recommended for approval to the independent members of the Board of Directors, outside of the presence of the Chief Executive Officer. Compensation is determined in a manner consistent with the philosophies and guiding principles described above for the executive officers.

The process used to establish Mr. Raymund’s compensation for 2006 consisted of a review by the Compensation Committee of all elements of his compensation, including cash compensation and the value of equity grants. Mr. Raymund’s responsibilities and performance were evaluated in relation to the Company’s financial goals as well as his personal performance considering such factors as actual as compared to planned results, the establishment and execution of corporate strategies, personal leadership effectiveness, and succession planning. Mr. Raymund’s salary was compared to his peers in the industry and to market trends by Pearl Meyer & Partners, an independent consulting company. Pearl Meyer & Partners presented its competitive comparison to the Compensation Committee. Mr. Raymund’s base salary has remained unchanged for the last three years, at $1 million. Mr. Raymund’s bonus was $891,000, representing 81% of the target bonus of $1,100,000. Mr. Raymund’s target bonus was set based on the Company’s financial performance measured by the earnings per share. The bonus was subject to an acceleration ratio to a maximum of 200% if the established target was exceeded or zero if the established target was not met.

Section 162(m) Limit

Section 162(m) of the Code precludes a public corporation from taking a deduction for compensation in excess of $1 million paid to any of the five executive officers named in such company’s proxy statement, unless certain specific and detailed criteria are satisfied. Compensation that qualifies under Section 162(m) of the Code as “performance-based” compensation, for example, is exempt from this $1 million deductibility limitation. The Company believes that compensation paid to certain executive officers, including compensation attributable to equity incentives, performance grants, and certain forms of restricted stock grants and awards, will be treated as qualified “performance-based” compensation and, therefore, will be deductible by the Company and not subject to the $1 million deduction limitation of Section 162(m) of the Code. The Company’s approach is to maximize the tax deductibility of executive compensation under the Code, including Section 162(m) thereof. However, the Company may decide to pay compensation which may not be deductible pursuant to Section 162(m) if the Company believes that it is in the best interests of the Company and its shareholders.

COMPENSATION COMMITTEE

James M. Cracchiolo, Chairman

Kathy Misunas

David M. Upton

The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 (together, the “Acts”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

STOCK PRICE PERFORMANCE GRAPH

The following graph presents a comparison of the cumulative total shareholder return on the Company’s common stock with The NASDAQ Stock Market (U.S.) Index and the Standard Industrial Classification (“SIC”) Code Index (SIC Code 5045—Computer and Computer Peripheral Equipment and Software). This graph assumes that $100 was invested on January 31, 2001 in the Company’s common stock and in the other indices, and that all dividends were reinvested and are weighted based on a market capitalization basis at the time of each reported data point. The stock price performance shown below is not necessarily indicative of future price performance.

The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Acts, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

SOLICITATION OF PROXIES

In addition to the solicitation of proxies by mail, proxies may be solicited by telephone, facsimile or in person by regular employees of the Company. The Company may also retain Morrow & Co., Inc. to assist in the solicitation of proxies for a fee of approximately $8,000 plus out-of-pocket expenses. All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, and the reimbursement of brokerage houses and other nominees for their reasonable expenses in forwarding proxy material to beneficial owners of stock, will be paid by the Company.

SHAREHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING

Proposals that shareholders intend to present at the 2007 Annual Meeting of Shareholders must be received by the Company no later than January 8, 2007, to be eligible for inclusion in the proxy material for that meeting.

Exhibit A

FIRST AMENDMENT TO THE

AMENDED AND RESTATED

2000 EQUITY INCENTIVE PLAN

OF TECH DATA CORPORATION

WHEREAS, Tech Data Corporation (the “Company”) maintains the Amended and Restated 2000 Equity Incentive Plan of Tech Data Corporation (the “Plan”), as amended and restated through March 29, 2006, for the purpose of attracting, retaining and rewarding highly qualified officers, other employees and outside directors, to motivate officers, outside directors and other selected employees to achieve business objectives established to promote the long-term growth, profitability and success of the Company and to encourage ownership of the Common Stock of the Company by participating officers, outside directors and other selected employees allowing such employees to participate in the long-term growth of the Company;

WHEREAS, the Board of Directors of the Company (the “Board”), through its Compensation Committee, is responsible for the administration of the Plan;

WHEREAS, it is desired that the Plan be amended to increase the number of shares available for issuance under Section 4(a) of the Plan by 3,000,000 shares: from 6,500,000 shares to 9,500,000 shares to provide incentives to eligible employees, outside directors, and officers of the Company;

WHEREAS, the Board has determined that as a result of the increase of the number of shares available under the Plan, it is necessary to adjust the limits set forth in the Plan for the different types of awards such that: (i) Section 7(c) be adjusted so the maximum number of shares of Common Stock which may be issued as Restricted Stock or Restricted Stock Units under the Plan shall be 800,000 shares; and (ii) Section 8(b) be adjusted so the maximum number of shares of Common Stock which may be issued pursuant to Performance Grants shall be 800,000 shares;

WHEREAS, the Board requested and obtained the approval of the shareholders at the June 6, 2006, Annual Meeting of Shareholders to increase the maximum number of shares of Common Stock which may be issued pursuant to the Plan before modifying the Plan; and

WHEREAS, the Board requested and obtained the approval of the shareholders at the June 6, 2006 Annual Meeting of Shareholders to increase any limitation set forth in the Plan on the number of shares of Common Stock which may be issued, or the aggregate value of Awards which may be made, in respect of any type of grant to all Participants during the term of the Plan or to any Participant during any specified period.

NOW, THEREFORE, BE IT RESOLVED, in accordance with the foregoing, the Plan is amended as follows:

1. Section 4(a) of the Plan shall be amended to read as follows:

(a) MAXIMUM NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN. The maximum aggregate number of shares of Common Stock which may be issued pursuant to the Plan, subject to adjustment as provided in Section 4(b) of the Plan, shall be nine million five hundred thousand shares (9,500,000), plus (i) any shares of Common Stock issued under the Plan that are forfeited back to the Company or are canceled, and (ii) any shares of Common Stock that are tendered, whether by physical delivery or by attestation, to the Company by a Participant as full or partial payment of the exercise price of any Stock Option granted pursuant to the Plan, in connection with the payment or settlement of any other grant or Award made pursuant to the Plan, or in payment of any applicable withholding for federal, state, city, local or foreign income, payroll or other taxes incurred in connection with the exercise of any Stock Option granted under the Plan or the receipt or settlement of any other grant or Award under the Plan. The shares of Common Stock which may be issued under the Plan may be authorized and unissued shares or issued shares which have been reacquired by the Company. No fractional share of the Common Stock shall be issued under the Plan. Awards of fractional shares of the Common Stock, if any, shall be settled in cash.

2. Section 7(c) of the Plan shall be amended to read as follows:

(c) ELIGIBILITY AND LIMITATIONS. Any officer of the Company and any other key Employee of the Company or a Subsidiary selected by the Committee may receive a Restricted Stock Grant or a Restricted Stock Unit Grant. The Committee, in its sole discretion, shall determine whether a Restricted Stock Grant and/or Restricted Stock Unit Grant shall be made, the Employee to receive such grant, and the conditions and restrictions imposed on such grant. The maximum number of shares of Common Stock which may be issued as Restricted Stock or Restricted Stock Units under the Plan shall be eight hundred thousand shares (800,000). The maximum number of shares of Common Stock which may be issued to any Employee as Restricted Stock and/or Restricted Stock Units combined during any fiscal year shall not exceed fifty thousand shares (50,000). The maximum amount any Employee may receive as a Restricted Stock Grant and/or Restricted Stock Unit Grant in any fiscal year shall not exceed two and one-half million dollars ($2,500,000), determined using the Fair Market Value of the shares of Common Stock underlying such Restricted Stock Grant and/or Restricted Stock Unit Grant as at the date of the grant thereof.

3. Section 8(b) of the Plan shall be amended to read as follows:

(b) LIMITATIONS ON GRANTS AND AWARDS. The maximum number of shares of Common Stock which may be issued pursuant to Performance Grants shall be eight hundred thousand shares (800,000). The maximum number of shares which may be the subject of Performance Grants made to any Participant in respect of any Performance Period or during any fiscal year shall be fifty-thousand shares (50,000). The maximum amount any Participant may receive during any fiscal year as Performance Awards pursuant to Performance Grants shall not exceed two and one-half million dollars ($2,500,000), determined using the Fair Market Value of such Performance Awards as of the last day of the applicable Performance Period or Periods or as of date or dates of the payment thereof, whichever is higher.

IN WITNESS WHEREOF, the Board has adopted the First Amendment to the Plan, which Amendment is effective by the act of approval by shareholders on June 6, 2006, at the Annual Meeting of Shareholders of the Company.

Schedule 1

AMENDED AND RESTATED

2000 EQUITY INCENTIVE PLAN

OF TECH DATA CORPORATION

(as Amended & Restated through March 29, 2006)

1.	PURPOSE.

The purposes of the 2000 Equity Incentive Plan (the “Plan”) of Tech Data Corporation (the “Company”) are to advance the interests of the Company and its shareholders by strengthening the ability of the Company to attract, retain and reward highly qualified officers and other employees, to motivate officers and other selected employees to achieve business objectives established to promote the long-term growth, profitability and success of the Company, and to encourage ownership of the Common Stock of the Company by participating officers and other selected employees allowing such employees to participate in the long-term growth of the Company. The Plan authorizes performance-based stock and cash incentive compensation in the form of stock options, restricted stock, restricted stock unit, performance grants and awards.

2.	DEFINITIONS.

For the purposes of the Plan, the following terms shall have the following meanings:

(a) “ADJUSTED NET INCOME” means, with respect to any fiscal year of the Company, the amount reported as “Net Income” in the audited Consolidated Statement of Income of the Company and Subsidiaries for such year (as set forth in the Company’s Annual Report to Shareholders for such year), adjusted to exclude any of the following items: (i) extraordinary items (as described in Accounting Principles Board Opinion No. 30); (ii) gains or losses on the disposition of discontinued operations; (iii) the cumulative effects of changes in accounting principles; and (iv) any applicable adjustments for calculating net income per diluted share in accordance with generally accepted accounting principles.

(b) “ANNUAL NET INCOME PER DILUTED SHARE” means, with respect to the fiscal year of the Company in respect of which a determination thereof is being or to be made, the Adjusted Net Income for such year divided by the applicable weighted average number of diluted shares of Common Stock outstanding during such year.

(c) “AWARD” means any payment or settlement in respect of a grant made pursuant to the Plan, whether in the form of shares of Common Stock or in cash, or in any combination thereof.

(d) “BOARD OF DIRECTORS” means the Board of Directors of the Company.

(e) “CODE” means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute thereto, together with the published rulings, regulations and interpretations duly promulgated thereunder.

(f) “COMMITTEE” means the Stock Option Committee of the Board of Directors established and constituted as provided in Section 5 of the Plan.

(g) “COMMON STOCK” means the common stock, par value of $.0015, of the Company, or any security issued by the Company in substitution or exchange therefor or in lieu thereof.

(h) “COMMON STOCK EQUIVALENT” means a Unit (or fraction thereof, if authorized by the Committee) substantially equivalent to a hypothetical share of Common Stock, credited to a Participant and having a value at any time equal to the Fair Market Value of a share of Common Stock (or such fraction thereof) at such time.

(i) “COMPANY” means Tech Data Corporation, a Florida corporation, or any successor corporation.

(j) “COVERED EMPLOYEE” means any person who is a “covered employee” within the meaning of Section 162(m) of the Code.

(k) “CUMULATIVE NET INCOME” means, in respect of any Performance Period, the aggregate cumulative amount of the Adjusted Net Income for the fiscal years of the Company during such Performance Period.

(l) “CUMULATIVE NET INCOME PER DILUTED SHARE” means, in respect of any Performance Period, the aggregate cumulative amount of the Annual Net Income Per Diluted Share for the fiscal years of the Company during such Performance Period.

(m) “DIVIDEND EQUIVALENT” means, in respect of a Common Stock Equivalent and with respect to each dividend payment date for the Common Stock, an amount equal to the cash dividend on one share of Common Stock payable on such dividend payment date.

(n) “EMPLOYEE” means any individual, including any officer of the Company, who is on the active payroll of the Company or a Subsidiary at the relevant time.

(o) “EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended and in effect from time to time, including all rules and regulations promulgated thereunder.

(p) “EXECUTIVE OFFICER” means, at any time, an individual who is an executive officer of the Company within the meaning of Exchange Act Rule 3b-7 or who is an officer of the Company within the meaning of Exchange Act Rule 16a-1(f).

(q) “FAIR MARKET VALUE” means, in respect of any date on or as of which a determination thereof is being or to be made, the last sales price per share of the Common Stock reported on such date on The NASDAQ Stock Market or on any other national securities exchange registered under the Exchange Act upon which the Common Stock is then listed on such date, or, if the Common Stock was not traded on such date, on the next preceding day on which sales of shares of the Common Stock were reported on The NASDAQ Stock Market or on any other national securities exchange registered under the Exchange Act upon which the Common Stock is then listed.

(r) “INCENTIVE STOCK OPTION” means any option to purchase shares of Common Stock granted pursuant to the provisions of Section 6 of the Plan that is intended to be and is specifically designated as an “incentive stock option” within the meaning of Section 422A of the Code.

(s) “NON-QUALIFIED STOCK OPTION” means any option to purchase shares of Common Stock granted pursuant to the provisions of Section 6 of the Plan that is not an Incentive Stock Option.

(t) “OUTSIDE DIRECTOR” shall have the meaning set forth in Section 8A(c) of this Plan.

(u) “PARTICIPANT” means any Employee of the Company or a Subsidiary who receives a grant or Award under the Plan.

(v) “PERFORMANCE GRANT” means a grant made pursuant to Section 8 of the Plan, the Award of which is contingent on the achievement of specific Performance Goals during a Performance Period, determined using a specific Performance Measure, all as specified in the grant agreement relating thereto.

(w) “PERFORMANCE GOALS” mean, with respect to any applicable grant made pursuant to the Plan, the one or more targets, goals or levels of attainment required to be achieved in terms of the specified Performance Measure during the specified Performance Period, all as set forth in the related grant agreement.

(x) “PERFORMANCE MEASURE” means, with respect to any applicable grant made pursuant to the Plan, one or more of the criteria identified at Section 8(c) of the Plan selected by the Committee for the purpose of establishing, and measuring attainment of, Performance Goals for a Performance Period in respect of such grant, as provided in the related grant agreement.

(y) “PERFORMANCE PERIOD” means, with respect to any applicable grant made pursuant to the Plan, the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select during which the attainment of one or more Performance Goals will be measured to determine whether, and the extent to which, a Participant is entitled to receive payment of an Award pursuant to such grant, as provided in the related grant agreement.

(z) “PLAN” means this 2000 Equity Incentive Plan of the Company, as amended by shareholders on June 3, 2003, June 10, 2004 and June 7, 2005, and by the Board from time to time, as set forth herein and as hereafter amended in accordance with the terms hereof.

(aa) “RESTRICTED STOCK” means shares of Common Stock issued pursuant to a Restricted Stock Grant under Section 7 of the Plan so long as such shares remain subject to the restrictions and conditions specified in the grant agreement pursuant to which such Restricted Stock Grant is made.

(bb) “RESTRICTED STOCK GRANT” means a grant made pursuant to the provisions of Section 7 of the Plan.

(cc) “RESTRICTED STOCK UNIT” means an unsecured and unfunded promise to deliver shares of Common Stock pursuant to a Restricted Stock Unit Grant under Section 7 of the Plan or pursuant to a Performance Grant under Section 8 of the Plan.

(dd) “RESTRICTED STOCK UNIT GRANT” means a grant of Restricted Stock Unit made pursuant to the provisions of Section 7 or Section 8 of the Plan.

(ee) “SAR” means any stock appreciation right granted under this Plan, which entitles the Participant to receive, in the form of Common Stock, value equal to the excess of (i) the Fair Market Value of a specified number of shares of Common Stock at the date of exercise; over (ii) an exercise price established by the Committee on the date of grant.

(ff) “STOCK OPTION” means and includes any Non-Qualified Stock Option and any Incentive Stock Option granted pursuant to Section 6 of the Plan.

(gg) “SUBSIDIARY” means any corporation or entity in which the Company directly or indirectly owns or controls 50% or more of the equity securities issued by such corporation or entity having the power to vote for the election of directors.

(hh) “UNIT” means a bookkeeping entry used by the Company to record and account for the grant, settlement or, if applicable, deferral of an Award until such time as such Award is paid, canceled, forfeited or terminated, as the case may be, which, except as otherwise specified by the Committee, shall be equal to one Common Stock Equivalent.

3.	EFFECTIVE DATE; TERM.

(a) EFFECTIVE DATE. The Plan shall be effective on June 20, 2000, upon approval by the shareholders of the Company at the 2000 annual meeting of shareholders or any adjournments thereof.

(b) TERM. The Plan shall remain in effect until June 20, 2010, unless sooner terminated by the Board of Directors. Termination of the Plan shall not affect grants and Awards then outstanding.

4.	SHARES OF COMMON STOCK SUBJECT TO PLAN.

(a) MAXIMUM NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN. The maximum aggregate number of shares of Common Stock which may be issued pursuant to the Plan, subject to adjustment as provided in Section 4(b) of the Plan, shall be six million five hundred thousand shares (6,500,000), plus (i) any shares of Common Stock issued under the Plan that are forfeited back to the Company or are canceled, and (ii) any shares of Common Stock that are tendered, whether by physical delivery or by attestation, to the Company by a Participant as full or partial payment of the exercise price of any Stock Option granted pursuant to the Plan, in connection with the payment or settlement of any other grant or Award made pursuant to the Plan, or in payment of any applicable withholding for federal, state, city, local or foreign income, payroll or other taxes incurred in connection with the exercise of any Stock Option granted under the Plan or the receipt or settlement of any other grant or Award under the Plan. The shares of Common Stock which may be issued under the Plan may be authorized and unissued shares or issued shares which have been reacquired by the Company. No fractional share of the Common Stock shall be issued under the Plan. Awards of fractional shares of the Common Stock, if any, shall be settled in cash.

(b) ADJUSTMENTS UPON CHANGES IN CAPITAL STRUCTURE. In the event of any change in the capital structure, capitalization or Common Stock of the Company such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination or exchange of shares or other form of reorganization, or any other change affecting the Common Stock, such proportionate adjustments, if any, as the Board of Directors in its discretion may deem appropriate to reflect such change shall be made with respect to: (i) the maximum number of shares of Common Stock which may be (1) issued pursuant to the Plan, (2) the subject of any type of grant or Award under the Plan, and (3) granted, Awarded or issued to any Participant pursuant to any provision of the Plan; (ii) the number of shares of Common Stock subject to any outstanding or other grant or Award made to any Participant under the Plan; (iii) the per share exercise price in respect of any outstanding Stock Options; (iv) the number of shares of Common Stock and the number of Units or the value of such Units, as the case may be, which are the subject of other grants and Awards then outstanding under the Plan; and (v) any other term or condition of any grant affected by any such change; provided however that such adjustments be made in accordance with the rules and regulations of Section 409A of the Code and provided further that no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code and with respect to any Award no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan’s meeting the requirements of Section 162(m) of the Code. Notwithstanding the foregoing, any adjustments made pursuant to this section that are considered “deferred compensation” under Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code and any adjustments that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such manner as to ensure that after such adjustment, the Awards either (A) continue not to be subject to Section 409A of the Code or (B) comply with the requirements of Section 409A of the Code.

5.	ADMINISTRATION.

(a) THE COMMITTEE. The Plan shall be administered by the Committee to be appointed from time to time by the Board of Directors and comprised of not less than three of the then members of the Board of Directors who qualify as “non-employee directors” within the meaning of Rule 16(b)-3 promulgated under the Exchange Act and as “outside directors” within the meaning of Section 162(m) of the Code. Members of the Committee shall serve at the pleasure of the Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business and the acts of a majority of the members present at any meeting at which a quorum is present shall be the acts of the Committee. Any one or more members of the Committee may participate in a meeting by conference telephone or similar means where all persons participating in the meeting can hear and speak to each other, which participation shall constitute presence in person at such meeting. Action approved in writing by a majority of the members of the Committee then serving shall be fully as effective as if the action had been taken by unanimous vote at a meeting duly called and held. The Company shall make grants and effect Awards under the Plan in accordance with the terms and conditions specified by the Committee, which terms and conditions shall be set forth in grant agreements and/or other instruments in such forms as the Committee shall approve.

(b) COMMITTEE POWERS. The Committee shall have full power and authority to operate and administer the Plan in accordance with its terms. The powers of the Committee include, but are not limited to, the power to: (i) select Participants from among the Employees of the Company and Subsidiaries including establishing guidelines, criteria and overall numbers of and limits of grants and Awards; (ii) establish the types of, and the terms and conditions of, all grants and Awards made under the Plan, subject to any applicable limitations set forth in, and consistent with the express terms of, the Plan; (iii) make grants, conditionally or unconditionally, and pay or otherwise effect Awards subject to, and consistent with, the express provisions of the Plan; (iv) establish Performance Goals, Performance Measures and Performance Periods, subject to, and consistent with, the express provisions of the Plan; (v) reduce the amount of any grant or Award; (vi) prescribe the form or forms of grant agreements and other instruments evidencing grants and Awards under the Plan; (vii) pay and to defer payment of Awards on such terms and conditions, not inconsistent with the express terms of the Plan, as the Committee shall determine; (viii) direct the Company to make conversions, accruals and payments pursuant to the Plan; (ix) construe and interpret the Plan and make any determination of fact incident to the operation of the Plan; (x) promulgate, amend and rescind rules and regulations relating to the implementation, operation and administration of the Plan; (xi) adopt such modifications, procedures and subplans as may be necessary or appropriate to comply with the laws of other countries with respect to Participants or prospective Participants employed in such other countries; (xii) in its sole discretion to accelerate the date on which any option may be exercised and may accelerate the vesting of any shares of Common Stock subject to any option or previously acquired shares by the exercise of any option; (xiii) the power to delegate responsibility for Plan operation, management and administration on such terms consistent with the Plan, as the Committee may establish; (xiv) delegate to other persons the responsibility for performing administrative or ministerial acts in furtherance of the Plan; (xv) engage the services of persons and firms, including banks, consultants, insurance companies and broker-dealers in furtherance of the Plan’s activities; and (xvi) make all other determinations and take all other actions as the Committee may deem necessary or advisable for the administration and operation of the Plan. The Committee may, in its sole discretion, delegate to one or more Executive Officers the power to select Participants from among the Employees of the Company and Subsidiaries provided that at the time of such grant no recipient of such grants shall be an Executive Officer.

(c) COMMITTEE’S DECISIONS FINAL. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan, and of any grant agreement, shall be final, conclusive and binding upon all Participants, and all persons claiming through Participants, affected thereby.

(d) ADMINISTRATIVE ACCOUNTS. For the purpose of accounting for Awards deferred as to payment, the Company shall establish bookkeeping accounts expressed in Units bearing the name of each Participant receiving such Awards. Each account shall be unfunded, unless otherwise determined by the Committee in accordance with Section 13(d) of the Plan.

(e) CERTIFICATIONS. In respect of each grant under the Plan to a Covered Employee which the Committee intends to be “performance based compensation” under Section 162(m) of the Code, the provisions of the Plan and the related grant agreement shall be construed to confirm such intent, and to conform to the requirements of Section 162(m) of the Code, and the Committee shall certify in writing (which writing may include approved minutes of a meeting of the Committee) that the applicable Performance Goal(s), determined using the Performance Measure specified in the related grant agreement, was attained during the relevant Performance Period at a level that equaled or exceeded the level required for the payment of such Award in the amount proposed to be paid and that such Award does not exceed any applicable Plan limitation.

6.	STOCK OPTIONS.

(a) IN GENERAL. Options to purchase shares of Common Stock may be granted under the Plan and may be Incentive Stock Options or Non-Qualified Stock Options. All Stock Options shall be subject to the terms and conditions of this Section 6 and shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee or designated Executive Officers shall determine in accordance with personnel policies developed by the Company. Stock Options may be granted in addition to, or in tandem with or independent of or other grants and Awards under the Plan.

(b) ELIGIBILITY AND LIMITATIONS. Any officer of the Company and any other Employee of the Company or a Subsidiary may be granted Stock Options. The Committee shall determine, in its discretion, the Employees to whom Stock Options will be granted, the timing of such grants, and the number of shares of Common Stock subject to each Stock Option granted; provided (i) the maximum number of shares of Common Stock in respect of which Stock Options may be granted to any Employee during any fiscal year shall be three-hundred thousand shares (300,000), and (ii) in respect of Incentive Stock Options, the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Common Stock with respect to which an Incentive Stock Option becomes exercisable for the first time by a Participant during any calendar year shall not exceed $100,000, or such other limit as may be required by the Code, except that, if authorized by the Committee and provided for in the related grant agreement, any portion of any Incentive Stock Option that cannot be exercised as such because of this limitation may be converted into and exercised as a Non-Qualified Stock Option. In no event shall any Stock Option be granted to a Participant in exchange for the Participant’s agreement to the cancellation of one or more Stock Options, then held by such Participant, if the exercise price of the new grant is lower than the exercise price of the grant to be cancelled and in no event shall any Stock Option be amended to reduce the option price, except as contemplated by Section 4(b) of the Plan.

(c) OPTION EXERCISE PRICE. The per share exercise price of each Stock Option granted under the Plan shall be determined by the Committee prior to or at the time of grant, but in no event shall the per share exercise price of any Stock Option be less than 100% of the Fair Market Value of the Common Stock on the date of the grant of such Stock Option.

(d) OPTION TERM. The term of each Stock Option shall be fixed by the Committee; except that in no event shall the term of any Incentive Stock Option exceed ten years after the date such Incentive Stock Option is granted.

(e) EXERCISABILITY. A Stock Option shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the date of grant; provided, however, that no Stock Option shall be exercisable during the first six months after the date such Stock Option is granted. No Stock Option may be exercised unless the holder thereof is at the time of such exercise an Employee and has been continuously an Employee since the date such Stock Option was granted, except that the Committee or designated Executive Officers may permit the exercise of any Stock Option for any period following the Participant’s termination of employment not in excess of the original term of the Stock Option on such terms and conditions as it shall deem appropriate and specified in the related grant agreement.

(f) METHOD OF EXERCISE. A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price, plus any required withholding taxes, in cash or, if permitted by the terms of the related grant agreement or otherwise approved in advance by the Committee, in shares of Common Stock already owned by the Participant valued at the Fair Market Value of the Common Stock on the date of exercise and delivered either by physical or constructive (attestation) delivery. The Committee may also permit Participants, either on a selective or aggregate basis, to simultaneously exercise Stock Options and sell the shares of Common Stock thereby acquired pursuant to a brokerage or similar arrangement approved in advance by the Committee and to use the proceeds from such sale to pay the exercise price and withholding taxes.

(g) OPTION VALUE. Notwithstanding the foregoing, the Committee may establish, at the date of grant, terms and conditions regarding any Stock Option that limit the maximum value that a Participant may realize upon the exercise of such Stock Option as determined by reference to shares of Common Stock, based on the Fair Market Value on the date of exercise.

6A.	SARS

(a) IN GENERAL. The Committee may, at its sole discretion, grant SARs to Participants. Notwithstanding the foregoing, the Committee may, by way of the SAR grant, or otherwise, establish with respect to any SAR such other terms, conditions, restrictions and/or limitations as it desires, at its sole discretion and, as applicable, in line with the provisions set forth in Section 6 regarding Stock Options, including, but not limited to, those relating to exercise price (consistent with the guidelines in Section 6(c)), vesting, term and maximum value that a Participant may realize upon the exercise of the SAR (option value) as determined by reference to shares of Common Stock, based on the Fair Market Value on the date of exercise.

7.	RESTRICTED STOCK GRANTS, RESTRICTED STOCK UNIT GRANTS AND AWARDS.

(a) NATURE OF RESTRICTED STOCK AWARDS. A Restricted Stock Grant is the issuance of shares of Common Stock in the name of an Employee, which issuance is subject to such terms and conditions as the Committee shall deem appropriate, including, without limitation, restrictions on the sale, assignment, transfer or other disposition of such shares and the requirement that the Employee forfeit such shares back to the Company (i) upon termination of employment for specified reasons within a specified period of time, or (ii) if any specified Performance Goals are not achieved during a specified Performance Period, or (iii) if such other conditions as the Committee may specify are not satisfied.

(b) NATURE OF RESTRICTED STOCK UNIT AWARDS. A Restricted Stock Unit Grant is denominated in shares of Common Stock and will be settled by the delivery of shares of Common Stock to the Participant subject to the terms and conditions as the Committee shall deem appropriate, including, without limitations, conditions on the grant and vesting of the Restricted Stock Units, transferability and sale of Common Stock underlying the Restricted Stock Units and the requirement that the Employee forfeit unvested Restricted Stock Units (i) upon termination of employment for specified reasons within a specified period of time, or (ii) if any specified Performance Goals are not achieved during a specified Performance Period, or (iii) if such other conditions as the Committee may specify are not satisfied.

(c) ELIGIBILITY AND LIMITATIONS. Any officer of the Company and any other key Employee of the Company or a Subsidiary selected by the Committee may receive a Restricted Stock Grant or a Restricted Stock Unit Grant. The Committee, in its sole discretion, shall determine whether a Restricted Stock Grant and/or Restricted Stock Unit Grant shall be made, the Employee to receive such grant, and the conditions and restrictions imposed on such grant. The maximum number of shares of Common Stock which may be issued as Restricted Stock or Restricted Stock Units under the Plan shall be two-hundred thousand shares (200,000). The maximum number of shares of Common Stock which may be issued to any Employee as Restricted Stock and/or Restricted Stock Units combined during any fiscal year shall not exceed fifty thousand shares (50,000). The maximum amount any Employee may receive as a Restricted Stock Grant and/or Restricted Stock Unit Grant in any fiscal year shall not exceed two and one-half million dollars ($2,500,000), determined using the Fair Market Value of the shares of Common Stock underlying such Restricted Stock Grant and/or Restricted Stock Unit Grant as at the date of the grant thereof.

(d) RESTRICTION PERIOD. Restricted Stock Grants and/or Restricted Stock Unit Grants shall provide that in order for a Participant to receive shares of Common Stock free of restrictions, the Participant must remain in the employment of the Company or its Subsidiaries, subject to such exceptions as the Committee shall deem appropriate and specify in the related grant agreement, for a period of not less than three years commencing on the date of the grant and ending on such later date or dates as the Committee may designate at the time of the grant (the “Restriction Period”). The Committee, in its sole discretion, may provide for the lapse of restrictions in installments during the Restriction Period. The Committee may also establish one or more Performance Goals that are required to be achieved during one or more Performance Periods within the Restriction Period as a condition to the lapse of the restrictions.

(e) RESTRICTIONS. The following restrictions and conditions shall apply to each Restricted Stock Grant and/or Restricted Stock Unit Grant, as applicable, during the Restriction Period: (i) the Participant shall not be entitled to delivery of the shares of the Common Stock until the restrictions have lapsed; (ii) the shares of the Common Stock issued associated with a Restricted Stock Grant and/or the right to receive shares of Common Stock associated with a Restricted Stock Unit Grant shall be forfeited to the Company if the Participant for any reason ceases to be an Employee prior to the end of the Restriction Period, except due to circumstances specified in the related grant agreement or otherwise approved by the Committee and (iii) the Participant may not sell, assign, transfer, pledge, hypothecate, encumber or otherwise dispose of or realize on the shares of Common Stock subject to the Restricted Stock Grant or the Restricted Stock Unit Grant until such restrictions have lapse and the shares of Common Stock have been delivered to the Participant. Further, the Committee may, in its sole discretion, include such other restrictions and conditions as it may deem appropriate.

(f) PAYMENT. Upon expiration of the Restriction Period and if all conditions have been satisfied and any applicable Performance Goals attained, the shares underlying the Restricted Stock and/or Restricted Stock Unit will be made available to the Participant, subject to satisfaction of applicable withholding tax requirements, free of all restrictions; provided, that the Committee may, in its discretion, require (i) the further deferral of any Restricted Stock or Restricted Stock Unit Grant beyond the initially specified Restriction Period subject to the conditions set forth in Section 9, (ii) that the Restricted Stock be retained by the Company, and (iii) that the Participant receive a cash payment in lieu of unrestricted shares of Common Stock.

(g) RIGHTS AS A SHAREHOLDER. A Participant shall have, with respect to shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares and receive any cash dividends paid thereon. Stock dividends distributed with respect to shares of Restricted Stock shall be treated as additional shares under the Restricted Stock Grant and shall be subject to the restrictions and other terms and conditions set forth therein. A Participant holding a Restricted Stock Unit does not have any rights of a shareholder of the Company until such time as the shares of Common Stock underlying the Restricted Stock Unit grant are delivered to Participant. The Committee has discretion to determine whether, to what extent and on what terms and conditions the applicable Participant shall be entitled to receive current or deferred payments of cash, Common Stock or other property corresponding to the dividends payable on the shares of Common Stock underlying the Restricted Stock Unit.

8.	PERFORMANCE GRANTS AND AWARDS.

(a) ELIGIBILITY AND TERMS. The Committee may grant to officers of the Company and other key Employees of the Company and its Subsidiaries the prospective contingent right, expressed in Units, to receive payments of shares of Common Stock, cash or any combination thereof, with each Unit equivalent in value to one share of Common Stock, or equivalent to such other value or monetary amount as may be designated or established by the Committee or it may grant Restricted Stock Units which vesting is based upon Company performance over a specified Performance Period (“Performance Grants”). The Committee shall, in its sole discretion, determine the officers of the Company and other key Employees eligible to receive Performance Grants. At the time each Performance Grant is made, the Committee shall establish the Performance Period, the Performance Measure and the targets to be attained relative to such Performance Measure (the “Performance Goals”) in respect of such Performance Grant. The number of shares of Common Stock and/or the amount of cash earned and payable in settlement of a Performance Grant shall be determined at the end of the Performance Period (a “Performance Award”).

(b) LIMITATIONS ON GRANTS AND AWARDS. The maximum number of shares of Common Stock which may be issued pursuant to Performance Grants shall be two-hundred thousand shares (200,000). The maximum number of shares which may be the subject of Performance Grants made to any Participant in respect of any Performance Period or during any fiscal year shall be fifty-thousand shares (50,000). The maximum amount any Participant may receive during any fiscal year as Performance Awards pursuant to Performance Grants shall not exceed two and one-half million dollars ($2,500,000), determined using the Fair Market Value of such Performance Awards as at the last day of the applicable Performance Period or Periods or as at date or dates of the payment thereof, whichever is higher.

(c) PERFORMANCE GOALS, PERFORMANCE MEASURES AND PERFORMANCE PERIODS. Each Performance Grant shall provide that, in order for a Participant to receive an Award of all or a portion of the Units subject to such Performance Grant, the Company must achieve certain Performance Goals over a designated Performance Period having a minimum duration of one year, with attainment of the Performance Goals determined using a specific Performance Measure. The Performance Goals and Performance Period shall be established by the Committee in its sole discretion. The Committee shall establish a Performance Measure for each Performance Period for determining the portion of the Performance Grant which will be earned or forfeited based on the extent to which the Performance Goals are achieved or exceeded. In setting Performance Goals, the Committee may use a Performance Measure based on any one, or on any combination, of the following Company performance factors as the Committee deems appropriate: (i) Cumulative Net Income Per Diluted Share; (ii) Cumulative Net Income; (iii) return on sales; (iv) total shareholder return; (v) return on assets; (vi) economic value added; (vii) cash flow; (viii) return on equity; (ix) cumulative operating income (which shall equal consolidated sales minus cost of goods sold and selling, administrative and general expense) and (x) achievement of explicit strategic objectives or milestones. Performance Goals may include minimum, maximum and target levels of performance, with the size of Performance Award based on the level attained. Once established by the Committee and specified in the grant agreement, and if and to the extent provided in or required by the grant agreement, the Performance Goals and the Performance Measure in respect of any Performance Grant (or any Restricted Stock Grant, Restricted Stock Unit Grant or Stock-Based Grant that requires the attainment of Performance Goals as a condition to the Award) shall not be changed. The Committee may, in its discretion, eliminate or reduce (but not increase) the amount of any Performance Award (or Restricted Stock or Restricted Stock Unit or Stock-Based Award) that otherwise would be payable to a Participant upon attainment of the Performance Goal(s).

(d) FORM OF GRANTS. Performance Grants may be made on such terms and conditions not inconsistent with the Plan, and in such form or forms, as the Committee may from time to time approve. Performance Grants may be made alone, in addition to in tandem with, or independent of other grants and Awards under the Plan. Subject to the terms of the Plan, the Committee shall, in its discretion, determine the number of Units subject to each Performance Grant made to a Participant and the Committee may impose different terms and conditions on any particular Performance Grant made to any Participant. The Performance Goals, the Performance Period or Periods, and the Performance Measure applicable to a Performance Grant shall be set forth in the relevant grant agreement.

(e) PAYMENT OF AWARDS. Each Participant shall be entitled to receive payment in an amount equal to the aggregate Fair Market Value (if the Unit is equivalent to a share of Common Stock), or such other value as the Committee shall specify, of the Units earned in respect of such Performance Award. Payment in settlement of a Performance Award may be made in shares of Common Stock, in cash, or in any combination of Common Stock and cash, and at such time or times, as the Committee, in its discretion, shall determine.

8A.	GRANTS TO OUTSIDE DIRECTORS.

(a) PURPOSE. This Section 8A of the Plan is intended as an incentive for members of the Board of Directors of the Company, who are not employed by the Company or its Subsidiaries, to enable such Outside Directors (as defined below) to acquire or increase their proprietary interest in the success of the Company through the grant of Awards.

(b) SECURITIES COMPLIANCE. It is intended that Awards granted under this Section 8A of the Plan be compliant with Rule 16b-3 as amended from time to time, promulgated under the Securities Exchange Act of 1934, as amended (the “Act”). This Plan may be amended from time to time by the Board of Directors to the extent necessary in order for transactions under the Plan to be exempt from Section 16(b) of the Act.

(c) OUTSIDE DIRECTOR. For the purposes of awards granted under this Section 8A, “Outside Director” means a non-employee director who:

(i) is not currently an “officer” (as defined in Section 16a-1(f) of the Act) of the Company or its Subsidiaries, or otherwise currently employed by the Company or its Subsidiaries;

(ii) does not receive compensation, either directly or indirectly, from the Company or its Subsidiaries for services rendered as a consultant or in any capacity other than as director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Section 229.404(a) of Chapter II of the Commodity and Securities Regulations (the “Regulations”);

(iii) does not possess an interest in any other transaction for which disclosure would be required pursuant to Section 229.404(a) of the Regulations; and

(iv) is not engaged in a business relationship for which disclosure would be required pursuant to Section 229.404(a) of the Regulations.

(d) ADMINISTRATION. The administration of Awards granted pursuant to this Section 8A shall be by Committee consistent with the provisions of Section 5 of this Plan. Members of the Committee who are either eligible for Awards or have been granted Awards under this Section 8A, may vote on any matters affecting the administration of the Plan.

(e) STOCK.

(i) AWARDS. Outside Directors may be granted Stock Options (pursuant to Section 6) (but not Incentive Stock Options), Stock Appreciation Rights (“SARs”) (pursuant to Section 6A), Restricted Stock Grants and/or Restricted Stock Unit Grants (pursuant to Section 7), and Performance Grants (pursuant to Section 8) subject to the terms and conditions of the Plan, except as otherwise noted in this Section 8A.

(ii) SHARES OF COMMON STOCK SUBJECT TO THIS SECTION. The shares of Common Stock available for Awards pursuant to this Section 8A shall be from the shares described in Section 4(a) of the Plan, subject to adjustment pursuant to Section 4(b) of the Plan.

(iii) NO DEFERRALS. Notwithstanding Section 9 of the Plan to the contrary, no shares of Common Stock or cash payable pursuant to Awards granted under this Section 8A may be deferred unless the provisions of Internal Revenue Code Section 409A are satisfied or do not apply.

(iv) NO LOANS. No loans will be made available to an Outside Director in order to exercise any Award or pay the income or other taxes associated with an Award granted pursuant to the Plan.

(f) ELIGIBILITY.

(i) GRANT OF AWARDS. Each eligible Outside Director shall be granted Awards subject to the limit in Section 8A(e)(ii) above based on the determination of the full Board of Directors, which shall consider the recommendation of the Compensation Committee when making its determination.

(g) MANDATORY TERMS OF THE AWARD AGREEMENTS. Each Award agreement shall contain such provisions as the Board of Directors or the Committee shall from time to time deem appropriate, and shall include provisions relating to the method of exercise, payment of exercise price, adjustments on changes on the Company’s capitalization and the effect of a merger, consolidation, liquidation, sale or other disposition of or involving the Company. Award agreements shall include the following provisions:

(i) Expiration. Notwithstanding any other provision of the Plan or of any Award agreement, each Award shall expire on the tenth anniversary of the date on which the award was granted.

(ii) Exercise. Each Award shall be deemed exercised when:

(A) In the case of Stock Options, the Company has received written notice of such exercise in accordance with the terms of the Award, accompanied by payment in full of the purchase price, plus any required withholding taxes;

(B) In the case of SARS, a Participant will receive, in the form of Common Stock, value equal to the excess of the (a) Fair Market Value of a specified number of shares of Common Stock at the date of exercise; over (b) an exercise price established by the Committee on the date of grant, subject to satisfaction of all applicable withholding tax requirements;

(C) In the case of Restricted Stock Grants and Restricted Stock Unit Grants, upon expiration of the Restriction Period and if all conditions have been satisfied, the shares of the Common Stock will be made available to the Participant, subject to satisfaction of applicable withholding tax requirements, free of all restrictions; provided, that the Committee may, in its discretion, require (a) that the Restricted Stock be retained by the Company, and (b) that the Participant receive a cash payment in lieu of unrestricted shares of Common Stock;

(D) In the case of Performance Grants, each Participant shall be entitled to receive payment in an amount equal to the aggregate Fair Market Value (if the Unit is equivalent to a share of Common Stock), or such other value as the Committee shall specify, of the Units earned in respect of such Performance Award.

Unless further limited by the Board or the Committee in any award, the option price of any shares of Common Stock purchased shall be paid in cash, by certified or official bank check, by money order, with shares of Common Stock or by a combination of the above; provided further, however, that the Board or Committee in its sole discretion may accept a personal check in full or partial payment of any shares of Common Stock. If the exercise price is paid in whole or in part with shares, the value of shares surrendered shall be their fair market value on the date the Stock Option is exercised.

(iii) Events Causing Immediate Exercise. Unless otherwise provided in any Award and notwithstanding any other provision in the Plan, in the event of a Change in Control of the Company: (i) each outstanding Stock Option shall become immediately and fully exercisable; and (ii) all restrictions and conditions in respect of all Restricted Stock Grants and/or Restricted Stock Unit Grants and SARs then outstanding shall be deemed satisfied; and (iii) all Performance Grants shall be deemed to have been fully earned, at the maximum amount of the Award opportunity specified in the Award Agreement.

(iv) Termination of Service or Death of Participant. Except as may be otherwise expressly provided in the terms and conditions of the Award granted to a Participant, Awards granted hereunder shall terminate on the earlier to occur of:

(A) the date of removal from the Board of Directors;

(B) the date of the expiration of the term thereof (the “Expiration Date”); or

(C) the termination of the Participant as a member of the Board of Directors by reason of voluntary resignation by the Participant or the expiration of the Participant’s elected or appointed term and other than the case of death of the Participant or disability of the Participant within the meaning of Section 22(e)(3) of the Code (“disability”), the Participant shall have the right, within three (3) months after the date on which Participant shall have ceased to be a member of the Board of Directors, to exercise the unexercised portion of the Awards granted to the extent, if any, that such Awards were exercisable by the Participant on the date of such termination.

9.	DEFERRALS.

The Committee may, whether at the time of grant or at anytime thereafter prior to payment or settlement, require a Participant to defer, or permit (subject to such conditions as the Committee may from time to time establish) a Participant to elect to defer, receipt of all or any portion of any payment of cash or shares of Common Stock that would otherwise be due to such Participant in payment or settlement of any Award under the Plan. If any such deferral is required by the Committee (or is elected by the Participant with the permission of the Committee), the Committee shall establish rules and procedures for such payment deferrals intended to cause the deferral to be either exempt from or in compliance with the rules and regulations of Section 409A of the Code. In any event, neither the Committee nor the Board shall have the authority to establish rules or procedures that would cause an Award that is not intended to be subject to Section 409A of the Code on the grant date to become subject thereto. The Committee may provide for the payment or crediting of interest, at such rate or rates as it shall in its discretion deem appropriate, on such deferred amounts credited in cash and the payment or crediting of dividend equivalents in respect of deferred amounts credited in Common Stock Equivalents. Deferred amounts may be paid in a lump sum or in installments in the manner and to the extent permitted, and in accordance with rules and procedures established, by the Committee.

10.	NON-TRANSFERABILITY OF GRANTS AND AWARDS.

No grant or Award under the Plan, and no right or interest therein, shall be (i) assignable, alienable or transferable by a Participant, except by will or the laws of descent and distribution, or (ii) subject to any obligation, or the lien or claims of any creditor, of any Participant, or (iii) subject to any lien, encumbrance or claim of any party made in respect of or through any Participant, however arising. During the lifetime of a Participant, Stock Options are exercisable only by, and shares of Common Stock issued upon the exercise of Stock Options and or in settlement of other Awards will be issued only to, and other payments in settlement of any Award will be payable only to, the Participant or his or her legal representative. The Committee may, in its sole discretion, authorize written designations of beneficiaries and authorize Participants to designate beneficiaries with the authority to exercise Stock Options and granted to a Participant in the event of his or her death. Notwithstanding the foregoing, the Committee may, in its sole discretion and on and subject to such terms and conditions as it shall deem appropriate, which terms and conditions shall be set forth in the related grant agreement: (i) authorize a Participant to transfer all or a portion of any Award granted to such Participant; provided, that in no event shall any transfer be made to any person or persons other than such Participant’s spouse, children or grandchildren, or a trust for the exclusive benefit of one or more such persons, which transfer must be made as a gift and without any consideration; and (ii) provide for the transferability of a particular grant or Award pursuant to a qualified domestic relations order. All other transfers and any retransfer by any permitted transferee are prohibited and any such purported transfer shall be null and void. Each Award which becomes the subject of permitted transfer (and the Participant to whom it was granted by the Company) shall continue to be subject to the same terms and conditions as were in effect immediately prior to such permitted transfer. The Participant shall remain responsible to the Company for the payment of all withholding taxes including but not limited to those incurred as a result of any grant, vesting or exercise of such Award, as applicable. In no event shall any permitted transfer of an Award create any right in any party in respect of any Award, other than the rights of the qualified transferee in respect of such Award specified in the related grant agreement.

11.	CHANGE IN CONTROL.

(a) EFFECT ON GRANTS. In the event of a Change in Control (as defined below) of the Company, except as the Board of Directors comprised of a majority of Continuing Directors may expressly provide otherwise, and notwithstanding any other provision of the Plan to the contrary: (i) all Stock Options then outstanding shall become fully exercisable as of the date of the Change in Control, whether or not then exercisable; (ii) all restrictions and conditions in respect of all Restricted Stock and Restricted Stock Unit Grants then outstanding shall be deemed satisfied as of the date of the Change in Control; and (iii) all Performance Grants and Awards shall be deemed to have been fully earned, at the maximum amount of the award opportunity specified in the grant agreement, as of the date of the Change in Control.

(b) CHANGE IN CONTROL DEFINED. A “Change in Control” of the Company shall occur when: (i) any Acquiring Person (other than the Company, any Subsidiary, any employee benefit plan of the Company or of any

Subsidiary, or any person or entity organized, appointed or established by the Company or a Subsidiary for or pursuant to the terms of any such plans), alone, or together with its Affiliates and Associates, shall become the beneficial owner of fifty percent (50%) or more of the shares of Common Stock then outstanding and provided that the Continuing Directors of the combined companies specifically determine that it is a “change in control” of the Company; or (ii) the shareholders of the Company approve a definitive agreement for a merger or consolidation involving the Company which would result in the Common Stock outstanding immediately prior to such merger or consolidation continuing to represent (whether by remaining outstanding or by being converted into voting securities of the surviving entity) less than fifty percent of the combined voting power of the Company and such other entity outstanding immediately after such merger or consolidation; or (iii) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company; or (iv) the Continuing Directors no longer constitute a majority of the Board of Directors. “Acquiring Person” means any person (any individual, firm, corporation or other entity) who or which, together with all its Affiliates and Associates, shall be the beneficial owner of a substantial block of Common Stock. “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Exchange Act. “Continuing Director” means any individual who is a member of the Board of Directors, while such individual is a member of the Board of Directors, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative or nominee of an Acquiring Person or of any such Affiliate or Associate, and was a member of the Board of Directors prior to the occurrence of a Change in Control, and any successor of a Continuing Director, while such successor is a member of the Board of Directors, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or representative or nominee of an Acquiring Person or of any such Affiliate or Associate, and is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

12.	AMENDMENT AND TERMINATION.

The Board of Directors may at any time terminate the Plan, except with respect to grants then outstanding. The Board of Directors may amend the Plan at any time and from time to time in such respects as the Board of Directors may deem necessary or appropriate without approval of the shareholders, unless such approval is necessary in order to comply with applicable laws, including the Exchange Act, NASDAQ or stock exchange rules on which prices for the Common Stock are quoted at any given time, the Code and the analogous applicable laws of any other country or jurisdiction where Awards are granted under the Plan. In no event may the Board of Directors amend the Plan without the approval of the shareholders to (i) increase the maximum number of shares of Common Stock which may be issued pursuant to the Plan, (ii) increase any limitation set forth in the Plan on the number of shares of Common Stock which may be issued, or the aggregate value of Awards which may be made, in respect of any type of grant to all Participants during the term of the Plan or to any Participant during any specified period, (iii) reduce the minimum exercise price for Stock Options, or (iv) change the Performance Measure criteria identified at Section 8(c) of the Plan.

13.	MISCELLANEOUS.

(a) WITHHOLDING TAXES. All Awards under the Plan will be made subject to any applicable withholding for taxes of any kind. The Company shall have the right to deduct from any amount payable under the Plan, including delivery of shares of Common Stock to be made under the Plan, all federal, state, city, local or foreign taxes of any kind required by law to be withheld with respect to such payment and to take such other actions as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. If shares of Common Stock are used to satisfy withholding taxes, such shares shall be valued based on the Fair Market Value thereof on the date when the withholding for taxes is required to be made. The Company shall have the right to require a Participant to pay cash to satisfy withholding taxes as a condition to the payment of any amount (whether in cash or shares of Common Stock) under the Plan.

(b) NO RIGHT TO EMPLOYMENT. Neither the adoption of the Plan nor the making of any grant or Award shall confer upon any Employee any right to continued employment with the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any Employee at any time, with or without cause.

(c) UNFUNDED PLAN. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of the Company to any person with respect to any Award under the Plan shall be based solely upon any contractual obligations that may be effected pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

(d) PAYMENTS TO TRUST. The Committee is authorized to cause to be established a trust agreement or several trust agreements whereunder the Committee may make payments of amounts due or to become due to Participants in the Plan.

(e) OTHER COMPANY BENEFIT AND COMPENSATION PROGRAMS. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of any termination indemnity or severance pay law of any country and shall not be included in, nor have any effect on, the determination of benefits under any pension or other employee benefit plan or similar arrangement provided by the Company or any Subsidiary, unless (i) expressly so provided by such other plan or arrangement or (ii) the Committee expressly determines that an Award or a portion thereof should be included as recurring compensation. Nothing contained in the Plan shall prohibit the Company or any Subsidiary from establishing other special awards, incentive compensation plans, compensation programs and other similar arrangements providing for the payment of performance, incentive or other compensation to Employees. Payments and benefits provided to any Employee under any other plan, including, without limitation, any stock option, stock award, restricted stock, deferred compensation, savings, retirement or other benefit plan or arrangement, shall be governed solely by the terms of such other plan.

(f) SECURITIES LAW RESTRICTIONS. In no event shall the Company be obligated to issue or deliver any shares of Common Stock if such issuance or delivery shall constitute a violation of any provisions of any law or regulation of any governmental authority or securities exchange. No shares of Common Stock shall be issued under the Plan unless counsel for the Company shall be satisfied that such issuance will be in compliance with all applicable Federal and state securities laws and regulations and all requirements of any securities exchange on which the Common Stock is listed.

(g) GRANT AGREEMENTS. Each Participant receiving a grant under the Plan shall enter into a grant agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the grant and such related matters as the Committee shall, in its sole discretion, determine.

(h) SEVERABILITY. In the event any provision of the Plan shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the remaining provisions of the Plan.

(i) TRANSITION—1990 PLAN. The Plan replaces and supersedes the 1990 Incentive and Non-Statutory Stock Option Plan (the “1990 Plan”) and the 1990 Plan shall automatically terminate when the Plan becomes effective, except that such termination shall not affect any grants or awards then outstanding under the 1990 Plan.

(j) GOVERNING LAW. The Plan shall be governed by and construed in accordance with the laws of the State of Florida.

TECH DATA CORPORATION P.O. BOX 6260 CLEARWATER, FLORIDA 33758

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on Monday, June 5, 2006.* Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Tech Data Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on Monday, June 5, 2006.* Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Tech Data Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

*Note: The cut-off date for voting shares held in the Tech Data Corporation 401(k) Savings Plan is Thursday, June 1, 2006 at 11:59 P.M. Eastern Time.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

TECHD1 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TECH DATA CORPORATION

1.	To elect two directors to serve until the 2009 Annual Meeting, all to hold office until their successors are duly elected and qualified.		For	Withhold	For All	To withhold authority to vote, mark “Withhold All” or “For All Except” and write the nominee’s number for whom you wish to withhold on the line below.
			All	All	Except
	Nominees:	01) Kathy Misunas
		02) Steven A. Raymund	☐	☐	☐

		For	Against	Abstain
2.	To approve a proposal to amend the Amended and Restated 2000 Equity Incentive Plan of Tech Data Corporation to increase the number of shares available for grant and the limits applicable to grants of restricted stock or restricted stock units, and of performance grants.	☐	☐	☐

3.	In his discretion, the Proxy is authorized to vote upon such other business as may be brought before the meeting.

YOUR VOTE IS IMPORTANT TO US. PLEASE COMPLETE, DATE AND SIGN THE PROXY

CARD BELOW AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

Please sign exactly as your name or names appear(s) hereon. For joint account holders each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc. please print your full title.

HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.	Yes ☐	No ☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PROXY

TECH DATA CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL

MEETING OF SHAREHOLDERS ON JUNE 6, 2006

The undersigned hereby appoints Steven A. Raymund and David R. Vetter as proxy or proxies, with the power of substitution and revocation, and hereby authorizes either or both to represent and to vote, as designated on the reverse hereof, all the shares of common stock of Tech Data Corporation held of record by the undersigned on April 10, 2006, at the Annual Meeting of Shareholders to be held on June 6, 2006 at 4:00 P.M., or any adjournment thereof.

If the undersigned has a beneficial interest in shares of Tech Data Corporation Common Stock issued to or held for the account of the undersigned under the Tech Data Corporation 401(k) Savings Plan (the “401(k) Plan”) then the undersigned hereby directs the fiduciary of the 401(k) Plan to vote, as designated on the reverse side, all the shares of Tech Data Corporation common stock in the undersigned’s name and/or account under the 401(k) Plan. Voting instructions with respect to such plan shares must be received by 11:59 P.M. Eastern Time on Thursday, June 1, 2006.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DESIGNATED ON THE REVERSE HEREOF BY THE UNDERSIGNED SHAREHOLDER. ANY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED IN FAVOR OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.